MASTER REPURCHASE AGREEMENT

COLUMN FINANCIAL, INC., as buyer (the “Buyer”) and

RAIT CRE CONDUIT I, LLC, as seller (“Seller”), and

RAIT FINANCIAL TRUST, as guarantor (“Guarantor”)

Dated December 14, 2012

TABLE OF CONTENTS

Page

SCHEDULES Schedule 1 – Schedule 2 – EXHIBITS Exhibit A –	Representations and Warranties with Respect to Purchased Assets Authorized Representatives Form of Transaction Request and Confirmation
Annex 1 – Purchased Asset Schedule
Annex 2 – Form of Purchase Closing Statement
Annex 3 – Summary Diligence Materials
Annex 4 – Exceptions to Eligibility Criteria
Exhibit B – Exhibit C-1 – Exhibit C-2 – Exhibit D – Exhibit E – Exhibit F – Exhibit G – Exhibit H – Exhibit I – Exhibit J – Exhibit K – Exhibit L – Exhibit M – Exhibit N – Exhibit O –	Form of Closing Data Tape
Form of Power of Attorney (Seller)
Form of Power of Attorney (Servicer)
Form of Custodial Delivery Letter
Reserved
Reserved
Form of Servicer Notice, Pledge and Redirection Letter
Reserved
Reserved
Form of Distribution Worksheet
Form of Servicing Report
Competitors
Section 11(E) Certificate
Form of Notice to Mortgagor
Form of Request for Repurchase and Confirmation

1. Applicability

From time to time at the request of Seller the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Purchased Assets (as hereinafter defined) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Assets at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

2. Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Accepted Servicing Practices” means, with respect to any Purchased Asset, those servicing practices of prudent institutions which service assets of the same type as such Purchased Asset in the jurisdiction where the related Mortgaged Property is located in accordance with applicable law or as otherwise defined in the Servicing Agreement.

“Act of Insolvency” means, with respect to Guarantor or Seller, (i) the filing by such Person or any Significant Affiliate of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of, or consenting to, any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors; (ii) the seeking or consenting by such Person or any Significant Affiliate of the appointment of a receiver, trustee, custodian or similar official for such Person or a Significant Affiliate or any substantial part of the property of either; (iii) the suffering of any such petition or proceeding to be commenced by another which is not timely contested and results in entry of an order for relief, or the filing of a decree or order for relief, in respect of such Person or a Significant Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or a Significant Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and such decree or order shall remain unstayed for a period of forty-five (45) days; (iv) the making or offering by such Person or a Significant Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission in writing by such Person or a Significant Affiliate of such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person or of any Significant Affiliate, or shall have taken any action to displace the management of such Person or of any Significant Affiliate or to curtail its authority in the conduct of the business of such Person or of any Significant Affiliate.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Agreement” means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“ALTA” means the American Land Title Association or any successor in interest thereto.

“Annual Debt Service” means, for any Purchased Asset, twelve (12) times the monthly payment with respect to the related Purchased Asset calculated as the applicable spread set forth in the related Mortgage Note plus the greater of (a) the index set forth in the related Mortgage Note; (b) 1.50% and (c) the index floor set forth in the related Mortgage Note.

“Appraised Value” means, with respect to any Mortgaged Property, the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of such Mortgaged Property.

“Asset File” means the documents specified on Exhibit A to the Custodial Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Assignment and Acceptance” has the meaning set forth in Section 22 hereof.

“Assignment of Leases” means, with respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Buyer.

“Backup Servicer” means any servicer appointed by Buyer in its sole discretion on the occurrence of a Backup Servicer Trigger Event.

“Backup Servicer Trigger Event” means the downgrade of the Servicer by (a) Morningstar to (i) a forecast of “unfavorable” or “evolving”, (ii) an alert of “unfavorable” or “evolving” or (iii) a rating below “CS3”, or (b) S&P to (i) a creditwatch of “negative” or “developing”, (ii) a ratings outlook of “negative” or “developing” or (iii) a rating below “Average”, the occurrence of which shall trigger the right, but not the obligation, of Buyer in its sole good faith discretion to appoint a Backup Servicer.

“Backup Servicing Agreement” means the backup servicing agreement, if any, between the Buyer and the Backup Servicer as the same may be amended from time to time.

“Balloon Payment” means, for any Purchased Asset for which the final principal payment is substantially greater than periodic scheduled principal payments due thereunder, the payment due on its maturity date.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Breakage Costs” has the meaning set forth in Section 4(e) hereof.

“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a public or bank holiday in New York City or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” means Column Financial, Inc., a Delaware corporation, and any successor or assign hereunder, and with respect to Section 11(e), any participants hereunder.

“Cap Annual Debt Service” means, for any Purchased Asset, twelve (12) times the monthly maximum payment (based on the interest rate cap set forth in the related Mortgage Note, as adjusted by the effects of any related Interest Rate Protection Agreement) with respect to such Purchased Asset.

“Cap Debt Service Coverage Ratio” or “Cap DSCR” means, with respect to any Purchased Asset, as of any date of determination, the Underwritten Net Cash Flow for the related Mortgaged Property divided by the Cap Annual Debt Service of such Purchased Asset.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means, with respect to any Person, any of the following, to the extent owned by such Person or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Buyer or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P.

“Change in Control” means any of the following events shall have occurred without Buyer’s prior written consent:

(a) any transaction or event as a result of which RAIT Partnership, L.P. ceases to own, beneficially or of record, 100% of the membership interests of Seller;

(b) any transaction or event as a result of which Guarantor ceases to own, directly or indirectly, beneficially or of record, 100% of the partnership interests of the Servicer;

(c) the sale, transfer, or other disposition of all or substantially all of Seller’s, or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction); or

(d) the consummation of a merger or consolidation of the Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of the Guarantor immediately prior to such merger, consolidation or other reorganization.

“Closed Asset” means an asset as to which (a) the related Mortgage Note and any applicable security instrument have been delivered to the Seller and (b) funds have been disbursed to the Mortgagor, in each case, prior to the related Purchase Date.

“Closing Data Tape” means, with respect to any Transaction as of any Purchase Date, a computer tape or other electronic medium generated by Seller or any Affiliate and delivered to Buyer and Custodian, which provides, in all material respects (but in all events consistent with market standards), with respect to each Purchased Asset that is the subject of such Transaction, each of the data fields set forth on Exhibit B attached hereto and the information responsive to each such field, as well as any and all new, modified or updated information with respect to such Purchased Asset that has been provided to Buyer prior to the applicable Purchase Date and as to which the Purchase Price or any other information set forth in the Transaction Request and Confirmation for such Transaction has been based, in each case in a format that has previously been approved by Buyer (such approval not to be unreasonably withheld, conditioned or delayed) and is otherwise reasonably acceptable to Buyer.

“CLTA” means California Land Title Association, or any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Mortgage Loan” means an adjustable rate first lien Mortgage Loan secured by a first mortgage lien on an Office Building, a Retail property, a Multi-Family property, or an Industrial Property.

“Competitor” means each entity set forth on Exhibit L.

“Complete Submission” means with respect to any Transaction, the Summary Diligence Materials together with a Preliminary Data Tape.

“Control” of a Person or object means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or object, whether through the ability to exercise voting power, by contract, or otherwise, and the terms “Controlling” and “Controlled” shall have correlative meanings.

“Control Account Agreement” means that certain Deposit Account Control Agreement, dated as of the date hereof, among Buyer, Seller and Securities Intermediary, as amended.

“Custodial Agreement” means the custodial agreement dated as of the date hereof, among Seller, Buyer and Custodian as the same may be amended, supplemented or otherwise modified from time to time.

“Custodial Delivery Letter” has the meaning set forth in the Custodial Agreement.

“Custodian” means Wells Fargo Bank, National Association or such other party specified by Buyer and agreed to by Seller, which approval shall not be unreasonably withheld.

“Debt Service Coverage Ratio” or “DSCR” means, with respect to any Purchased Asset, as of any date of determination, the Underwritten Net Cash Flow for the related Mortgaged Property divided by the Annual Debt Service of such Purchased Asset.

“Debt Yield” means on any date of determination with respect to a Purchased Asset, the percentage equivalent of the quotient obtained by dividing (a) the Underwritten Net Cash Flow from the related Mortgaged Property (or Mortgaged Properties) securing such Purchased Asset, by (b) the current outstanding principal balance of such Purchased Asset.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Distribution Worksheet” means a worksheet setting forth the amounts and recipients of remittances to be made on the next succeeding Price Differential Payment Date, substantially in the form of Exhibit J.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“EBIDA” means, with respect to a Person for any period and without duplication, net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (a) depreciation and amortization; (b) interest expense; (c) asset write-ups or impairment charges; (d) provisions for loan losses; (e) changes in mark-to-market values (both gains and losses) of financial instruments; and (f) extraordinary or non-recurring gains and losses. For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) severance and other restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“EBITDA” means, with respect to a Person for any period and without duplication, net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (a) depreciation and amortization; (b) interest expense; (c) income tax expense; (d) asset write-ups or impairment charges; (e) provisions for loan losses; (f) changes in mark-to-market values (both gains and losses) of financial instruments; and (g) extraordinary or non-recurring gains and losses. For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) severance and other restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“Effective Advance Rate” means the quotient of the outstanding Purchase Price divided by the outstanding principal balance of the Commercial Mortgage Loan.

“Effective Date” means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.

“Eligible Asset” means (a) any Commercial Mortgage Loan that is a Closed Asset and conforms with the applicable representations and warranties on Schedule 1 in all material respects subject to the Schedule of Exceptions set forth in Annex 4 to the corresponding Transaction Request and Confirmation, or (b) a senior or pari passu Participation Interest therein (provided that Seller or Guarantor Controls all pari passu Participation Interests that are not part of a securitization), which, in each case of clause (a) and (b), is acceptable to Buyer in its sole good faith discretion.

“Environmental Condition” means recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor).

“Environmental Law” means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller or Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” has the meaning specified in Section 15 hereof.

“Event of Termination” means with respect to Seller or Guarantor (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, or (ii) the withdrawal of Seller, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA as amended by the Pension Protection Act, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Guarantor or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Excluded Affiliate” means any Affiliate of the Guarantor or Seller that satisfies any of the following conditions:

(a) any securitization vehicle or resecuritization vehicle owned directly or indirectly by Taberna Realty Finance Trust or RAIT Partnership, L.P. established in connection with the issuance of mortgage backed securities for which payment of the securities is derived solely from the assets owned by such securitization vehicle or resecuritization vehicle and for which no owner of securities issued therefrom has direct or indirect recourse to any Person if such assets are inadequate or unavailable to pay the owner of such securities the full amount owed to such owner, and no Person has any obligation to directly or indirectly to pay any such deficiency;

(b) any special purpose vehicle that is owned directly or indirectly by Taberna Realty Finance Trust or RAIT Partnership, L.P. established solely for the purpose of owning a commercial real estate property as to which no Person is liable for any of the obligations of such special purpose vehicle and no Person is obligated to contribute any capital or to make any other payments to, or on behalf of, such special purpose vehicle.

“Excluded Taxes” shall have the meaning specified in Section 11.

“Exit Fee” has the meaning assigned to such term in the Pricing Side Letter.

“Extension Fee” has the meaning assigned to such term in the Pricing Side Letter.

“Facility Fee” has the meaning assigned to such term in the Pricing Side Letter.

“Fannie Mae” means Fannie Mae, the government sponsored enterprise formerly known as the Federal National Mortgage Association or any successor thereto.

“FDIA” has the meaning set forth in Section 26(c) hereof.

“FDICIA” has the meaning set forth in Section 26(d) hereof.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Buyer.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Fixed Charges” means, with respect to a Person and for a given period: (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all regularly scheduled principal payments on Indebtedness payable by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness).

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Servicer, Guarantor or Buyer, as applicable.

“Ground Lease” means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee’s interest in which is held by the Mortgagor of the related Mortgage Loan.

“Ground Lessee” means the lessee under a Ground Lease.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means RAIT Financial Trust, a Maryland real estate investment trust, in its capacity as guarantor under the Guaranty.

“Guaranty” means the guaranty of the Guarantor dated as of the date hereof as the same may be amended, supplemented or otherwise modified from time to time.

“Income” means with respect to any Purchased Asset at any time until repurchased by the Seller, any principal payments received thereon or in respect thereof and all interest, dividends or other distributions thereon (less any portions thereof that are required to be deposited into and held in escrow or reserve under the terms of such Purchased Asset).

“Income Producing Property” means a Mortgaged Property that produces positive annual EBIDA.

“Indebtedness” means, for any Person, at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days after the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person (provided if such recourse is limited solely to the Property subject to the Lien, such amount shall be limited to the market value of such Property); (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person (provided such amount shall be limited to the maximum amount such Person has guaranteed); (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner; and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Indemnified Party” has the meaning set forth in Section 30(a) hereof.

“Industrial Property” means a property owned by the Mortgagor or for which the Mortgagor is a Ground Lessee, which constitutes an operational property, held partially or principally for lease to commercial tenants in connection with manufacturing.

“Insurance Rating Requirements” means, with respect to an insurer meeting the requirements of the related Mortgage, a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P.

“Interest Expense” means, with respect to a Person and for any period, without duplication, total interest expense of such Person, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period.

“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Assets, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and an Interest Rate Protection Agreement Counterparty, which agreement is acceptable to Buyer in its sole good faith discretion.

“Interest Rate Protection Agreement Counterparty” means:

(a) the Buyer; or

(b) a person which has entered into an Interest Rate Protection Agreement with the Seller for the purpose of hedging interest rate liabilities and/or currency exchange rates in relation to any of the Purchased Assets, and which at the time it enters into such Interest Rate Protection Agreement rated at least A-1 by S&P and Aa3 by Moody’s.

“Interest Rate Protection Agreement Transaction” means any forward contract, futures contract, swap, option or other financial agreement or arrangement, including, without limitation, caps, floors, collars and similar agreements, relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices; provided that, other than as approved by the Buyer, the Seller and Interest Rate Protection Agreement Counterparty have entered into an intercreditor agreement in respect of the relevant Interest Rate Protection Agreement Transaction and the Interest Rate Protection Agreement Counterparty has agreed to waive any right of set-off or netting arrangements whether arising by contract, general terms and conditions or law that it may have against the Seller.

“LIBOR” means, with respect to each day during the applicable LIBOR Period, the rate per annum equal to the one month London Inter-Bank Offered Rate for United States Dollar deposits as reported on the display designated as “BBAM” “Page 1229a” on Bloomberg (or such other display as may replace “BBAM” “Page 1229a” on Bloomberg), as of 8:00 a.m., New York City time, on the date two Business Days prior to the commencement of such LIBOR Period, and if such rate shall not be so quoted, or if the related LIBOR Period shall be less than one month, the rate per annum at which the Buyer or its Affiliate is offered dollar deposits at or about 8:00 a.m., New York City time, on the date two Business Days prior to the commencement of the such LIBOR Period, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its transactions are then being conducted for delivery on such day for a period of one month or such other period as agreed upon in writing by Buyer and Seller and in an amount comparable to the amount of the Transactions outstanding on such day.

“LIBOR Period” means, with respect to each Price Differential Payment Date, the period from and including the immediately preceding Price Differential Payment Date (or, with respect to the first LIBOR Period for the Transaction, from and including the Purchase Date) to but excluding such Price Differential Payment Date, unless otherwise agreed to by the Buyer and the Seller in writing.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan-to-Value Ratio” means with respect to any Eligible Asset, the ratio of (i) the lesser of (a) if the Eligible Asset was acquired by Seller or an Affiliate of Seller from an unaffiliated holder thereof (such asset, a “Third Party Asset”), such purchase price paid (provided, however, that Buyer shall consider purchasing such Third Party Asset in its sole discretion) or (b) the current outstanding principal amount of the Eligible Asset to (ii) the lesser of (y) the Appraised Value of the related Mortgaged Property at origination or (z) if the related Mortgaged Property was purchased within 12 months of the origination of the Eligible Asset, the purchase price of the Mortgaged Property.

“Margin Call” has the meaning specified in Section 6(a) hereof.

“Margin Deadline” has the meaning specified in Section 6(d) hereof.

“Margin Deficit” has the meaning specified in Section 6(a) hereof.

“Market Value” has the meaning assigned to such term in the Pricing Side Letter.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Seller, Guarantor or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller, Guarantor or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller, Guarantor or any Affiliate that is a party to any Program Agreement.

“Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Morningstar” means Morningstar, Inc. or any successors thereto.

“Mortgage” means, with respect to each Mortgage Loan, each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Loan” means a commercial loan secured by a Mortgage.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Multi-Family” means a five-or-more family residential property, including all land, amenities and improvements, with individual units principally for lease to residential tenants occupying same.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Net Worth” means, with respect to any Person and its consolidated Subsidiaries, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“Non-Excluded Taxes” has the meaning set forth in Section 11(e)(1) hereof.

“Non-Exempt Buyer” has the meaning specified in Section 11(e)(5) hereof.

“Non-Performing Asset” means (i) any Eligible Asset for which any payment of principal or interest is (or has been in the preceding 12 months) more than thirty (30) days past due, (ii) any Eligible Asset with respect to which the related obligor is in bankruptcy or (iii) any Eligible Asset with respect to which the related Mortgaged Property is in foreclosure.

“Non-Recourse Debt” means liabilities for which the assets securing such obligations are the only source of repayment.

“Notice Date” has the meaning given to it in Section 3(b) hereof.

“Notice to Mortgagor” means a notice, substantially in the form of Exhibit N hereto, which the Buyer may instruct the Custodian to send to each borrower of a Purchased Asset subject to a Transaction after the occurrence and continuance of an Event of Default.

“Obligations” means (a) all of Seller’s obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all reasonable and documented sums actually paid by Buyer or on behalf of Buyer in order to preserve any Purchased Asset or Buyer’s interest therein; (c) during the existence of an Event of Default, in the event of any proceeding for the collection or enforcement of any of Seller’s obligations or liabilities referred to in clause (a), the reasonable and documented expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, reasonable and documented attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements.

“OFAC” has the meaning set forth in Section 13(a)(24) hereof.

“Office Building” means a building owned by the Mortgagor or for which the Mortgagor is a Ground Lessee, which constitutes an operational office building, including all land, amenities and improvements, with individual office space held principally for lease to commercial tenants and not principally for lease to recreational or residential tenants.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“Other Taxes” has the meaning set forth in Section 11(e)(2) hereof.

“Participation Certificate” means the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.

“Participation Interest” means a performing senior or pari passu participation interest in a performing Commercial Mortgage Loan evidenced by a Participation Certificate.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Permitted Amount” means three percent (3%) of the aggregate outstanding Purchase Price.

“Permitted Investments” means any one or more of the following obligations or securities having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

(a) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof; provided that such obligations are backed by the full faith and credit of the United States of America;

(b) direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by any Rating Agency as an investment of funds backing securities rated at least “AA” (or such comparable rating);

(c) demand and time deposits in or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have one of the two highest rating available for such securities by any Rating Agency;

(d) general obligations of or obligations guaranteed by any state of the United States receiving one of the two highest long-term debt rating available for such securities by any Rating Agency; and

(e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance hereof) that is rated by any Rating Agency in its highest short-term unsecured rating category at the time of such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by any such Rating Agency in one of its two highest short-term unsecured rating category and its highest long-term unsecured rating category.

provided, however, that no instrument shall be a Permitted Investment if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, (3) an obligation that has a remaining maturity of greater than three hundred sixty-five (365) days from the date of acquisition thereof. If an obligation is rated by S&P, then such obligation must be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change, and interest thereon may either be fixed or variable and should be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index.

“Permitted Trade Payables” means trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Seller, Guarantor or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“PML” has the meaning set forth in paragraph (v) of Schedule 1(a).

“Post Default Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Power of Attorney” means a Power of Attorney substantially in the form of Exhibit C-1 or Exhibit C-2, as applicable, attached hereto.

“Preliminary Data Tape” means a preliminary version of the Closing Data Tape, which shall be attached to the Summary Diligence Materials as part of the Complete Submission.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

“Price Differential Payment Date” means the fifteenth (15th) day of the month following the Purchase Date and the fifteenth (15th) day of each succeeding month thereafter; provided that the final Price Differential Payment Date shall be the related Repurchase Date; and provided, further, that if any Price Differential Payment Date would not fall on a day which is not a Business Day, such Price Differential Payment Date shall be the next succeeding Business Day.

“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Pricing Side Letter” means, the letter agreement dated as of the date hereof, among Buyer, Seller and Guarantor, as the same may be amended from time to time.

“Principal Prepayment” means, for any Purchased Asset, (i) any amount applied to reduce the principal or other invested amount of such Purchased Asset, other than a scheduled principal payment, including (i) principal prepayments from any source and of any nature whatsoever, (ii) net insurance or net condemnation proceeds, to the extent applied to reduce the principal amount or other invested amount of the related Purchased Asset, and (iii) any net proceeds from any sale, refinancing, liquidation or other disposition of the underlying real property or interest relating to such Purchased Asset to the extent applied to reduce the principal amount or the invested amount of the related Purchased Asset.

“Program Agreements” means, collectively, the Servicing Agreement, the Securitization Mandate Letter, the Custodial Agreement, this Agreement, the Pricing Side Letter, each Power of Attorney, the Guaranty, the Servicer Notice, Pledge and Redirection Letter, the Control Account Agreement, all executed Transaction Requests and Confirmations, the Backup Servicing Agreement, if any, and any other agreements related to this Agreement, now or hereafter entered into.

“Prohibited Person” has the meaning set forth in Section 13(a)(24) hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means the date on which Purchased Assets are to be transferred by Seller to Buyer.

“Purchase Price” means:

(a) on the Purchase Date, the price at which each Purchased Asset is transferred by Seller to Buyer, which price shall equal the Asset Value of such Purchased Asset on such Purchase Date; and

(b) on any day after the Purchase Date, except where Buyer and the Seller agree otherwise, the amount determined under the immediately preceding clause (a) decreased by the amount of any cash transferred by the Seller to Buyer pursuant to Section 4(d) hereof or applied to reduce Seller’s obligations under clause (ii) of Section 4(c) hereof or under Section 6 hereof or under Section 7(d) hereof.

“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.

“Purchase Price Reset” means the decrease in the Purchase Price Percentage as contemplated by the reduction thereof over time as reflected in the definition thereof.

“Purchased Asset Schedule” means with respect to any Transaction as of any date, a schedule substantially in the form of Annex 1 to Exhibit A attached hereto. The Purchased Asset Schedule shall be attached to each Trust Receipt and Custodial Delivery Letter.

“Purchased Assets” means the collective reference to Mortgage Loans and Participation Interests, together with the Repurchase Assets related to such Mortgage Loans and Participation Interests transferred by Seller to Buyer in a Transaction hereunder, listed on the related Closing Data Tape attached to the related Transaction Request and Confirmation.

“Rating Agency” means any of S&P, Moody’s, Morningstar, or Fitch.

“Records” means all instruments, agreements and other books, records, and reports and data stored in other media maintained by Seller, Guarantor, Servicer or any other person or entity with respect to a Purchased Asset. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Purchased Asset and any other instruments necessary to document or service a Purchased Asset.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“REIT Distribution Requirement” means for any taxable year, an amount of dividends sufficient to meet the requirements of Section 857(a) of the Code.

“REMIC” means a real estate mortgage investment conduit, within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Reporting Date” means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Repurchase Assets” has the meaning assigned thereto in Section 8 hereof.

“Repurchase Date” means the earlier of (i) the Termination Date, (ii) the date effectuated pursuant to Section 4(a), (iii) the date set forth in the applicable Transaction Request and Confirmation executed by Buyer or (iv) the date determined by application of Section 16 hereof.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (i) the Purchase Price, (ii) the accrued but unpaid Price Differential as of the date of such determination, and (iii) the Exit Fee, if any.

“Request for Repurchase and Confirmation” means a request from Seller to Buyer, in the form attached as Exhibit O hereto, to repurchase Purchased Assets subject to a Transaction, which shall not be binding upon Buyer unless and until countersigned by Buyer and delivered to Seller.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person, or any other officer deemed acceptable by Seller and Buyer.

“Retail” means a property owned by the Mortgagor or for which the Mortgagor is a Ground Lessee, which constitutes an operational retail store, held principally for lease to a commercial retail tenant and not principally for lease to recreational or residential tenants.

“S&P” means Standard & Poor’s Ratings Services, and any successor thereto.

“Schedule of Exceptions” means the schedule attached to the Transaction Request and Confirmation, which shall set forth any exceptions to the representations and warranties (i) made pursuant to Section 13 of the Agreement, and (ii) set forth in Schedule 1, with respect to each Purchased Asset covered thereby.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 11(E) Certificate” has the meaning specified in Section 11(e)(5)(b) hereof.

“Securities Account” means the account established by the Servicer for the benefit of Buyer, into which all collections and proceeds on or in respect of the Purchased Assets shall be deposited by Servicer, and which is subject to the Control Account Agreement.

“Securities Intermediary” means Wells Fargo Bank, N.A.

“Securitization Mandate Letter” means the letter entered into among the Buyer’s Affiliate, the Buyer and the Seller.

“Securitization Transaction” means a commercial mortgage backed securitization transaction of the Seller or an Affiliate of the Seller with respect to any of the Purchased Assets for which Credit Suisse Securities (USA) LLC or an Affiliate thereof acts as sole lead underwriter.

“Seller” means RAIT CRE Conduit I, LLC or its permitted successors and assigns.

“Servicer” means (i) RAIT Partnership, L.P., a Delaware limited partnership, or (ii) an Affiliate of RAIT Partnership, L.P. that (A) has ratings from the applicable Rating Agencies that are the equivalent or higher of those of RAIT Partnership, L.P. as of the date of this Agreement, (B) has executed a Servicer Notice, Pledge and Redirection Letter, (C) has assumed the existing Servicing Agreement or entered into a Servicing Agreement with Seller as approved by Buyer in its sole discretion, and (D) is approved by Buyer, such approval not to be unreasonably withheld, or (iii) any other servicer approved by Buyer in its sole discretion.

“Servicer Notice, Pledge and Redirection Letter” means the Seller’s notice, pledge and redirection letter acknowledged by the Servicer with instructions to Servicer to remit payments to the Securities Account substantially in the form of Exhibit G hereto or otherwise agreed upon by the parties.

“Servicing Agreement” means the servicing agreement dated December 14, 2012, entered into among Buyer, Seller and Servicer as the same may be amended from time to time.

“Servicing Report” means a report remitted by the Servicer monthly, substantially in the form of Exhibit K hereto.

“Servicing Rights” means contractual, possessory or other rights (a) of the Seller arising hereunder or (b) under a Servicing Agreement, or otherwise, to administer, service or subservice, the Purchased Assets or to possess related Records.

“Significant Affiliate” means an Affiliate of Guarantor other than an Excluded Affiliate (such Affiliate, the “Target Affiliate”) which meets any of the following conditions:

(a) The Guarantor and its Subsidiaries’ aggregate investments in and advances to such Target Affiliate exceed five percent (5%) of the total assets of Guarantor and its Subsidiaries, consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged or to be exchanged by the Target Affiliate exceeds five percent (5%) of its total common shares outstanding at the date the combination is initiated); or

(b) The Guarantor and its Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Target Affiliate exceeds five percent (5%) of the total assets of the Guarantor and its Subsidiaries, consolidated as of the end of the most recently completed fiscal year; or

(c) The Guarantor and its Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Target Affiliate exceeds five percent (5%) of such income of the Guarantor and its Subsidiaries, consolidated for the most recently completed fiscal year.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“Statement Date” has the meaning set forth in Section 13(a)(5) hereof.

“Subordinated Debt” of a Person means certain Indebtedness of a Person (i) which is unsecured, (ii) no part of the principal of which Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (iii) the payment of the principal of and interest on which Indebtedness and other obligations of such Person in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of such Person to Buyer hereunder, on terms and conditions which are satisfactory in form and substance to Buyer as approved in writing.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Summary Diligence Materials” means the items described on Annex 3 to Exhibit A hereto for each Eligible Asset proposed to be sold to Buyer in accordance with, and subject to the terms and conditions of, this Agreement.

“Taxes” has the meaning set forth in Section 11(e)(1) hereof.

“Termination Date” means December 13, 2013; provided that Seller may request two extensions of 364 days each, which may be approved by Buyer in its sole discretion and shall be subject to the conditions set forth herein and the payment of the Extension Fee.

“Third Party Servicer” means any servicer of the Purchased Assets or a portion thereof, other than the Servicer who is the primary servicer and administrator of the Purchased Assets and approved by Buyer.

“Title Exceptions” has the meaning set forth in paragraph (q) of Schedule 1(a).

“Transaction” has the meaning set forth in Section 1 hereof.

“Transaction Request and Confirmation” means a request from Seller to Buyer, in the form attached as Exhibit A hereto, to enter into a Transaction, which shall not be binding upon Buyer unless and until countersigned by Buyer and delivered to Seller.

“Trust Receipt” means a trust receipt, substantially in the form attached as an exhibit to the Custodial Agreement, issued by Custodian to Buyer confirming the Custodian’s possession of certain Asset Files which are held by Custodian for the benefit of Buyer (or any other holder of such trust receipt) or a bailment arrangement with counsel or other third party acceptable to Buyer in its sole and absolute discretion.

“Underwritten Net Cash Flow” shall mean, for a Mortgaged Property on any date of determination, the net operating income for such Mortgaged Property, less tenant improvements, leasing commissions, and replacement reserves for capital items, as based on Seller’s underwriting and adjusted from time to time by Buyer in its sole good faith discretion.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

3. Program; Initiation of Transactions

a. From time to time, in the sole discretion of Buyer, Buyer may purchase from Seller certain Eligible Assets that have been purchased by Seller and offered under the Program Agreements for such purpose to Buyer. All Purchased Assets shall be serviced by Servicer subject to the Buyer’s rights herein or in the Servicing Agreement. The aggregate Purchase Price of Purchased Assets subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

b. With respect to each Transaction Seller shall give Buyer, Custodian and Backup Servicer, if any, at least five (5) Business Days’ prior notice of any proposed Purchase Date (the date on which such notice is given, the “Notice Date”). On the Notice Date, Seller shall (i) request that Buyer enter into a Transaction by furnishing to Buyer and Backup Servicer, if any, a Transaction Request and Confirmation (with respect to each Eligible Asset) accompanied by a Complete Submission and (ii) deliver to Buyer, Custodian and Backup Servicer, if any, a proposed Purchased Asset Schedule. In the event the Purchased Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat the Eligible Assets or properly align the computer fields.

c. Following receipt of a Transaction Request and Confirmation and a Complete Submission, Buyer shall, as hereinafter provided, inform Seller of its election to purchase any Eligible Assets proposed to be sold to Buyer by Seller hereunder. Buyer shall have the right to review all Eligible Assets proposed to be sold to Buyer and conduct its own due diligence investigation of such Eligible Assets as Buyer determines. Buyer shall conduct its diligence review within the following time frame beginning on the Business Day following receipt of the Complete Submission: in the case of a proposed Transaction of (i) up to five (5) Eligible Assets, ten (10) Business Days; (ii) more than five (5) but no more than twenty-five (25) Eligible Assets, twenty (20) Business Days, and (iii) more than twenty-five (25) Eligible Assets, a time frame to be mutually agreed upon by Buyer and Seller. If, with respect to any Eligible Asset, Buyer does not respond to Seller within the time frames specified in the preceding sentence, Buyer shall be deemed to have elected not to purchase such Eligible Asset. Upon completion of its review, Buyer shall in its sole discretion determine whether to purchase any or all of such Eligible Assets and consistent with this Agreement, confirm the terms for each such proposed Transaction, including the Purchase Price, Purchase Price Percentage, the Asset Value, the Pricing Rate, and the Repurchase Date for such Transaction. The terms thereof shall be set forth in the Transaction Request and Confirmation signed by the Seller, and countersigned by Buyer, to be returned to Seller on or prior to the Purchase Date. To the extent any term in the Transaction Request and Confirmation is incomplete, inconsistent with, or otherwise adds terms to the agreement, or to the extent Buyer chooses not to enter into a Transaction pursuant to Section 3f below, the Buyer shall have no obligation to execute and/or deliver the Transaction Request and Confirmation to the Seller.

d. Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Purchased Assets and related Repurchase Assets shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price to Seller to the account of Seller specified in Annex 2 to Exhibit A hereto (or, if not specified therein, in the related Transaction Request and Confirmation or as directed by Seller). Upon transfer of the Purchased Assets to Buyer as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Purchased Asset, including each document in the related Asset File and Records, is vested in Buyer; provided that, prior to the recordation by the Custodian as provided for in the Custodial Agreement record title in the name of Seller to each Purchased Asset shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Purchased Assets.

e. [reserved]

f. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

4. Repurchase; Extension of Termination Date

a. Seller shall repurchase the related Purchased Assets from Buyer on each related Repurchase Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Asset on each Price Differential Payment Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of the Purchased Assets from Buyer or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.

b. Provided that no Margin Call shall have occurred and remain unsatisfied and no Event of Default shall have occurred and be continuing, and Buyer has received the related Repurchase Price upon repurchase of the Purchased Assets, Buyer agrees to release its ownership interest hereunder in the Purchased Assets (including, the Repurchase Assets related thereto) and shall promptly authorize the Custodian, in accordance with the terms of the Custodial Agreement, to release to Seller such Purchased Assets, including each document in the related Asset File and Records.

c. With respect to Principal Prepayments in full or part by the related Mortgagor or obligor of a Purchased Asset, Seller agrees to (i) provide Buyer with a copy of a report from the related Servicer indicating that such Purchased Asset has been paid in full or part, (ii) cause to be paid to Buyer or the Securities Account such portion of the Purchase Price as shall be payable on the date of receipt of such prepayment and (iii) provide Buyer a notice specifying each Purchased Asset that has been so prepaid. With respect to Purchased Assets being serviced by Third Party Servicers, the Seller, the Backup Servicer, if any, and Servicer shall forward to the Securities Account all payments of principal to the extent received from the underlying obligor and Third Party Servicer. Buyer agrees to release its ownership interest in Purchased Assets which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (iii) of the immediately preceding sentence, Buyer shall promptly authorize the Custodian, in accordance with the terms of the Custodial Agreement, to release to Seller such Purchased Assets, including each document in the related Asset File and Records.

d. The Seller may voluntarily repurchase Purchased Assets without penalty or premium, but subject to payment of an Exit Fee under certain circumstances as set forth in the Program Agreements, on any Business Day by delivering to Buyer a Request for Repurchase and Confirmation no more than once per week unless consented to in writing by Buyer in its sole discretion. If the Seller intends to make such a repurchase, the Seller shall give at least two (2) Business Days’ prior written notice thereof to the Buyer, designating the Purchased Assets to be repurchased, which notice is irrevocable if not revoked prior to the date one (1) Business Day prior to the proposed Repurchase Date. If such notice is given and is not timely revoked, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Purchase Price for the designated Purchased Assets.

e. If the Seller repurchases, in whole or in part, Purchased Assets on any day which is not the Repurchase Date or a Price Differential Payment Date for such Purchased Assets, the Seller shall indemnify the Buyer and hold the Buyer harmless from any actual, out-of-pocket losses, costs and/or expenses which the Buyer sustains or incurs arising from the reemployment of funds obtained by the Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained, in each case for the remainder of the applicable 30-day period (“Breakage Costs”). The Buyer shall deliver to the Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by the Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon the Seller, absent manifest error.

f. In the event that a Purchased Asset is repurchased on or before the Termination Date and is not directly placed in a Securitization Transaction, Seller shall pay to the Buyer the applicable Exit Fee on such Repurchase Date to the account set forth in Section 9. Seller shall pay to the Buyer the applicable Exit Fee with respect to any Purchased Asset that remains subject to a Transaction on the Termination Date, unless such Purchased Asset is included in a Securitization Transaction, in which case the applicable Exit Fee shall, without duplication, be waived or credited.

g. Upon the written request of Seller in its sole discretion, which request may be made no later than ninety (90) days prior to the then current Termination Date, and within forty-five (45) calendar days following receipt of Seller’s request for such extension, Buyer, in its sole discretion, may extend the Termination Date for a period of 364 additional days by giving written notice of such extension to the Seller. Without limiting the generality of the foregoing, and in addition to any other requests the Buyer may have in connection with its consideration of any extension, the Buyer may request delivery of an additional safe harbor opinion in form and substance acceptable to the Buyer, for which the Buyer agrees to pay legal fees not to exceed $20,000. Any failure by the Buyer to deliver such timely notice of extension shall be deemed to be the Buyer’s determination not to extend the then current Termination Date. Seller may request no more than two (2) extensions of the Termination Date hereunder. If Buyer extends the Termination Date, the Seller shall pay to the Buyer the applicable Extension Fee to the account set forth in Section 9 within two (2) Business Days prior to, and as a condition to the effective date of, such extension.

5. Price Differential

a. On the beginning of each LIBOR Period that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed between Buyer and Seller, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date. Two (2) Business Days prior to the Price Differential Payment Date, Buyer shall give Seller written or electronic notice of the amount of the Price Differential due on such Price Differential Payment Date. On the Price Differential Payment Date, Seller shall pay to Buyer (to the extent not paid on such date through the payments required pursuant to Sections 7(d) or 7(e) hereof) the accrued but unpaid Price Differential for such Price Differential Payment Date (along with any other amounts to be paid pursuant to Section 7 and Section 34), by wire transfer in immediately available funds.

b. If Seller fails to pay all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Price Differential Payment Date, with respect to any Purchased Asset, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post Default Rate calculated from and after such Price Differential Payment Date and until the Price Differential is received in full by Buyer.

6. Margin Maintenance

a. If at any time the Asset Value of the Purchased Assets subject to Transactions is less than the Purchase Price for then outstanding Transactions (a “Margin Deficit”), then, if such Margin Deficit is greater than the Permitted Amount, Buyer may by notice to Seller require Seller to transfer to Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

b. [reserved]

c. [reserved]

d. Notice delivered pursuant to Section 6(a) may be given by any written means. Any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

e. In the event that a Margin Deficit exists with respect to any Purchased Asset, Buyer may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Buyer against the related Margin Deficit and (ii) may be applied by Buyer against the Purchase Price of any Purchased Asset for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, the Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

f. Upon the occurrence of any Purchase Price Reset, Seller shall, unless waived in writing by Buyer, on the following Business Day, remit to Buyer an amount, if any (the “Reset Payment”) such that the then current Asset Value (calculated with the newly applicable Purchase Price Percentage) shall be greater than the Purchase Price then outstanding after application of such payment. Any such amount shall be applied by Buyer to the Repurchase Price of each Purchased Asset pro-rata or as otherwise agreed by Buyer and Seller. Such Reset Payment shall be deemed a margin payment or settlement payment hereunder.

7. Income Payments

a. The Securities Account shall be established by the Servicer in accordance with the terms and conditions of the Control Account Agreement concurrently with the execution and delivery of this Agreement by Seller and Buyer. Buyer shall have sole dominion and control over the Securities Account. All Income (other than amounts payable to Buyer pursuant to Section 4(c) or 7(d) hereof or deposited in escrow accounts pursuant to the Servicing Agreement) in respect of the Purchased Assets and any payments in respect of associated Interest Rate Protection Agreements, as well as any interest received from the reinvestment of such Income, shall be deposited into the Securities Account within two (2) Business Days of receipt by Servicer and shall be remitted from the Securities Account in accordance with this Agreement and the Control Account Agreement. All such Income shall be held in trust for Buyer, shall constitute the property of Buyer and once deposited into the Securities Account shall not be commingled with other property of Seller, any Affiliate of Seller, or Servicer. Servicer shall have the right at all times, subject to the provisions of the Control Account Agreement, to access and remove funds in the Securities Account to the extent permitted by this Agreement or the Servicing Agreement. Such amounts may be remitted to Seller under certain circumstances set forth in this Agreement and may be invested in Permitted Investments that mature on the succeeding Price Differential Payment Date.

b. Except in relation to amounts payable to Buyer pursuant to Section 4(c) or 7(d) hereof, Seller shall cause the Servicer to deposit all Income (other than amounts deposited in escrow accounts), derived from the Purchased Assets, whether constituting collections thereon or proceeds of sale thereof, into the Securities Account within two (2) Business Days of receipt by Servicer.

c. In addition, with respect to each Purchased Asset, Seller and Servicer shall deliver to the Custodian of such Purchased Asset an instruction letter in the form of Exhibit N. Upon the occurrence of an Event of Default, Buyer may deliver such instruction letter to the borrower of such Purchased Asset.

d. All Balloon Payments and Principal Prepayments received on account of a Purchased Asset deposited into the Securities Account shall be held therein until the earlier of (i) the Price Differential Payment Date or (ii) the next Business Day after Seller or Servicer provides notice to Securities Intermediary and Buyer directing Securities Intermediary how to distribute such deposits in accordance with a Distribution Worksheet. Subject to the terms of the Control Account Agreement, unless an Event of Default shall have occurred and be continuing hereunder, Seller or Servicer shall instruct Securities Intermediary to withdraw or reserve such deposits as follows:

(1) first, to Buyer to reduce the Purchase Price of the related Purchased Asset by an amount equal to such deposit multiplied by the Effective Advance Rate;

(2) second, to Buyer in the amount of any unpaid Margin Deficit;

(3) third, to the payment of all other costs and fees payable to Buyer pursuant to this Agreement; and

(4) fourth, any remainder shall be paid to Seller.

If an Event of Default shall have occurred and be continuing, such deposits held under this Section 7(d) shall be disbursed in accordance with Section 7(f), below.

e. Funds deposited in the Securities Account during any LIBOR Period (except as provided in Section 4(c), Section 7(d) and with respect to funds used to purchase Permitted Investments) shall be held therein until the next Price Differential Payment Date. On or before 4:00 p.m. (New York time) on the Business Day prior to the Price Differential Payment Date, Seller or Servicer shall deliver to Buyer and the Securities Intermediary a Distribution Worksheet. Subject to the terms of the Control Account Agreement, Seller or Servicer shall instruct the Securities Intermediary to withdraw any funds on deposit in the Securities Account and distribute such funds as follows:

(1) first, to Buyer in payment of any accrued and unpaid Price Differential to the extent not paid by Seller to Buyer pursuant to Section 5;

(2) second, without limiting the rights of Buyer under Section 6 of this Agreement, to Buyer, in the amount of any unpaid Margin Deficit;

(3) third, to Buyer in reduction of the Purchase Price of each Purchased Asset, the full amount of any payments of principal or other invested amount received on or with respect to such Purchased Asset multiplied by the Effective Advance Rate, in each case only to the extent not previously paid pursuant to Sections 4(c), 4(d), 6(a), 6(e), 6(f) or 7(d) hereof;

(4) fourth, to the payment of all other costs and fees payable to Buyer pursuant to this Agreement; and

(5) fifth, any remainder shall be paid to Seller.

f. Notwithstanding the preceding provisions, if an Event of Default shall have occurred and be continuing hereunder, all funds in the Securities Account shall be withdrawn and applied:

(1) first, in the same order of priority as Sections (e)(1), (2), (3) and (4) above;

(2) second, to reduction of the Repurchase Price until reduced to zero; and

(3) third, any remainder shall be paid to Seller.

g. Buyer shall offset against the accrued and outstanding Price Differential all Price Differential payments actually received by Buyer pursuant to Section 5.

8. Security Interest

On each Purchase Date, in exchange for receipt of the Purchase Price, Seller hereby sells, assigns and conveys to Buyer all rights and interests in the Purchased Assets on a servicing released basis identified on the related Purchased Asset Schedule and the related Repurchase Assets. Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than for accounting and tax purposes), in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in Seller’s rights, title and interests in the Purchased Assets, the Records, all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Assets), any Property relating to the Purchased Assets, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance and hazard insurance, Income, the Securities Account, Interest Rate Protection Agreements, accounts (including any interest of Seller in escrow accounts and reserve accounts) relating to the Purchased Assets and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any other interest in the Purchased Assets, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and Confirmation and/or Trust Receipt with respect to the Purchased Assets, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”). At the request of Buyer, Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby. Furthermore, the Seller hereby authorizes the Buyer to file financing statements relating to the Repurchase Assets, as the Buyer, at its option, may reasonably deem appropriate and in accordance with the terms of this Agreement. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.

The Seller acknowledges that it does not have rights to service the Purchased Assets other than its rights as a party to the current Servicing Agreement. Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights, as indicated in the paragraph above. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

9. Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made to Buyer by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. 890-1140-821, ABA No. 021000018, Name of Bank: Bank of New York, Bank City and State: New York, NY, Acct Name: Column Financial, Inc., Attention: Credit Suisse CMBS Operations or such other account as Buyer shall specify to Seller in writing pursuant to Section 20 hereof. Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Purchased Assets transferred by one party hereto to the other party shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as transferee may reasonably request. All Purchased Assets shall be evidenced by a Trust Receipt. Any Repurchase Price received by Buyer after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

10. Conditions Precedent

a. Initial Transaction. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Seller, Guarantor and each other party thereto, as applicable:

(1) Program Agreements. The Program Agreements (including without limitation the Guaranty and a Custodial Agreement in a form acceptable to Buyer) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2) Security Interest. Evidence that all other actions necessary or, in the reasonable opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(3) Organizational Documents. A certificate of an officer of each of Seller and Guarantor (or any person duly authorized on behalf of either of the foregoing), attaching certified copies of Seller’s and Guarantor’s certificate of formation, certificate of limited partnership, limited liability company agreement, limited partnership agreement, charter, bylaws and authorizing resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution).

(4) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller and Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

(5) Incumbency Certificate. An incumbency certificate of an officer of each of Seller and Guarantor (or any person duly authorized on behalf of either of the foregoing), certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(6) Opinions of Counsel. An opinion of Seller’s and Guarantor’s counsel, setting forth corporate, enforceability, perfection, safe harbor and Investment Company Act opinions, which shall be acceptable to Buyer and its counsel in their sole discretion.

(7) Fees. Payment of any fees due to Buyer hereunder, including the Facility Fee.

(8) Insurance. Evidence that Seller or Guarantor has added Buyer as an additional loss payee under the Seller’s Fidelity Insurance.

b. All Transactions. The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(1) Due Diligence Review. Without limiting the generality of Sections 3(c) and 34 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Eligible Assets, Seller, Guarantor and the Servicer.

(2) [reserved]

(3) Transaction Documents. Buyer or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(a) A Transaction Request and Confirmation delivered pursuant to Section 3(c) hereof;

(b) The Trust Receipt;

(c) The Closing Data Tape;

(d) [reserved;]

(e) Such certificates, opinions of counsel or other documents as Buyer may reasonably request.

(4) Asset File. On or before each Purchase Date with respect to each Purchased Asset, Seller shall deliver or cause to be delivered to Buyer or its designee (initially, the Custodian) the Custodial Delivery Letter in the form attached hereto as Exhibit D. In connection with each sale, transfer, conveyance and assignment of a Purchased Asset, on or prior to each Purchase Date with respect to such Purchased Asset, Seller shall deliver or cause to be delivered and released to the Custodian the documents set forth in the Asset File, pertaining to each of the Purchased Assets identified in the Custodial Delivery Letter delivered therewith.

(5) No Default. No Default or Event of Default shall have occurred and be continuing;

(6) Requirements of Law. No introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

(7) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete in all material respects with the same force and effect as if made on and as of such Purchase Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(8) [Reserved.]

(9) [Reserved.]

(10) Material Adverse Change. None of the following shall have occurred and/or be continuing:

(a) Credit Suisse AG, New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(b) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(c) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(d) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

(11) [Reserved.]

(12) [Reserved.]

(13) Notice to Mortgagors. The Seller shall deliver to the Custodian a completed and signed Notice to Mortgagor, substantially in the form of Exhibit N hereto, with respect to each Purchased Asset subject to a Transaction.

c. Transaction Request and Confirmation. Each Transaction Request and Confirmation (after being executed by Buyer), together with this Agreement, shall be evidence of the terms of the Transaction(s) covered thereby.

11. Program; Costs; Taxes

a. Seller shall reimburse Buyer for any of Buyer’s reasonable out of pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Eligible Assets; provided that such amounts shall not exceed $5,000 for each Eligible Asset reviewed; provided further that Seller and Buyer agree that additional expenses may be incurred for complex transactions, Buyer shall use good faith efforts to advise Seller within a reasonable time following obtaining actual knowledge that such expenses will be incurred, and such expenses shall be paid by Seller upon demand. Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any servicer. Seller shall pay the fees and expenses of Buyer’s counsel in connection with the preparation, negotiation and execution of the Program Agreements. Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial and bank fees and expenses and any other ongoing fees and expenses under any other Program Agreement.

b. If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost (including Taxes) to Buyer in engaging in the present or any future Transactions, then Seller must (A) repay all Obligations and will be entitled to a pro rata refund of the Facility Fee and (B) agree to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer and as calculated by Buyer in its good faith discretion to compensate Buyer for such increased costs; notwithstanding anything contained herein, Seller shall not be obligated to compensate Buyer for any increased costs that Buyer becomes entitled to claim hereunder for any period prior to the date that is one hundred and eighty (180) days prior to a notice of such claim if Buyer had actual knowledge of the circumstances giving rise to such increased costs and of the fact that such circumstances could be expected to result in a claim for increased costs. Buyer shall use good faith efforts to advise Seller within a reasonable time following obtaining actual knowledge that such increased costs will be incurred, and such increased costs shall be paid by Seller upon demand.

c. With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof.

d. Notwithstanding the assignment of the Program Agreements with respect to each Purchased Asset to Buyer, Seller agrees and covenants with Buyer to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.

e. Taxes.

(1) Any and all payments by Seller under or in respect of this Agreement or any other Program Agreements to which the Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings (including backup withholding) assessments, fees, other charges and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to the Buyer (including for purposes of Section 11(b) and this Section 11(e), any assignee, successor or participant), (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 11(e)) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Program Agreements (in which case such Taxes will be treated as Non-Excluded Taxes).

(2) In addition, Seller hereby agrees to pay any present or future stamp, recording, court or documentary, filing, intangible, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Program Agreement or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Program Agreement (collectively, “Other Taxes”).

(3) Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Seller under this Section 11(e) imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 11(e)(3) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 11(e)(3) shall be paid within ten (10) days from the date on which Buyer makes demand therefor and, if applicable, provides to Seller evidence, reasonably satisfactory to Seller, of Buyer’s payment of such amounts.

(4) Within thirty (30) days after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.

(5) For purposes of this Section 11(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Any Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.” “National Association, “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:

(a) in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(b) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit M (a “Section 11(E) Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(c) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(d) in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 11(E) Certificate; or

(e) in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 11(E) Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section 11(E)(e) if each such beneficial owner were a Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent that the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (e) are otherwise determined to be unnecessary, as determined by the Seller in its sole reasonable discretion, provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(f) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section 11(e)(5) if such beneficial owner were the Buyer; or

(g) in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 11(E) Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section 11(e)(5) if each such person were a Buyer.

If the Buyer provides a form pursuant to clause (e)(5) and the form provided by the Buyer at the time such Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 11(e), then the Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 11(e), if required, (other than (i) if such failure is due to a change in any Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by such Buyer or, (ii) if it is legally inadvisable or otherwise commercially disadvantageous for such Buyer to deliver such form, certificate or other document), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 11(e) with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as such Buyer shall reasonably request, to assist such Buyer in recovering such Non-Excluded Taxes.

Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 11(e) shall survive the termination of this Agreement. Nothing contained in this Section 11(e) shall require the Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of Seller that is secured by the Purchased Assets and the Purchased Assets as owned by Seller for federal income tax purposes in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

12. Servicing

a. Seller, on Buyer’s behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, service the Purchased Assets pursuant to the Servicing Agreement, consistent with the degree of skill and care that Servicer customarily requires with respect to similar Purchased Assets owned or managed by it and in accordance with Accepted Servicing Practices. The Servicing Agreement shall require, inter alia, that: Servicer (i) comply with all applicable federal, state and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Purchased Assets or any payment thereunder. In addition, the Servicing Agreement shall require that the Servicer deposit all collections of Income (other than amounts deposited in escrow accounts pursuant to the Servicing Agreement) received by Servicer on account of the Purchased Assets in the Securities Account no later than two (2) Business Days following receipt.

b. Upon (i) the occurrence and during the continuation of any Event of Default hereunder, (ii) the occurrence and during the continuation (provided that no Servicer Termination Event may be waived by Seller without the written consent of Buyer) of an event of default under the Servicing Agreement (beyond any and all applicable periods of notice and cure), or (iii) a downgrade of Servicer by Morningstar to a rating below “CS3” or by S&P to a rating below “Average” (any of clauses (i), (ii), or (iii) a “Servicer Termination Event”), Buyer shall have the right to immediately terminate the Servicer’s right to service the Purchased Assets without payment of any penalty or termination fee. Seller shall cooperate and shall use its best efforts to cause Servicer to cooperate in transferring the servicing of the Purchased Assets to a successor Servicer appointed by Buyer in its sole good faith discretion.

c. Upon the occurrence of a Backup Servicer Trigger Event, Buyer shall have the right, but not the obligation, in its sole discretion to appoint a Backup Servicer. Seller shall cooperate and shall use its best efforts to cause Servicer to cooperate in (i) immediately providing Backup Servicer with copies of all Asset Files and Records in the possession of Servicer, and (ii) complying with all document and information requests of Buyer and Backup Servicer.

d. If Seller should discover that, for any reason whatsoever, Servicer or any entity responsible for managing or servicing any Purchased Assets has failed to perform in all material respects any of the obligations of such entities with respect to the Purchased Assets, or that an event of default under the Servicing Agreement (beyond any and all applicable periods of notice and cure) has occurred, Seller shall promptly notify Buyer. The Seller shall cause the Servicer to execute a Power of Attorney, in the form of Exhibit C-2 hereto, to be delivered on the date hereof, which Power of Attorney shall only be exercised during the occurrence and continuance of any Servicer Termination Event.

e. In the event that the Servicer is a master servicer of a Purchased Asset which is serviced by a Third Party Servicer, the Seller shall provide promptly to Buyer a Servicer Notice, Pledge and Redirection Letter addressed to and agreed to by the Third Party Servicer of the related Purchased Assets, advising such Third Party Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the master servicer of Buyer’s interest in such Purchased Assets and the Third Party Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Assets and any related Income with respect thereto.

f. Seller shall not employ sub-servicers (other than the Servicer or Affiliates thereof or Third Party Servicers) to service the Purchased Assets without the prior written approval of Buyer, which approval shall not be unreasonably withheld. If the Purchased Assets are serviced, in whole or in part, by a sub-servicer (i) Servicer shall nevertheless remain primarily liable to Buyer for the servicing of the Purchased Assets under the Servicing Agreement; and (ii) any agreement with a subservicer shall entitle Buyer to terminate such subservicer without fee or penalty in the event that Servicer is replaced.

g. Seller shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, by no later than the Reporting Date, the Servicing Report.

h. For the avoidance of doubt, Seller retains no rights to the servicing other than Seller’s rights under the Servicing Agreement. As such, Seller expressly acknowledges that the Purchased Assets are sold to Buyer on a “servicing released” basis with such servicing retained by the Servicer.

13. Representations and Warranties

a. Each of Seller and Guarantor represents and warrants to Buyer as of the date hereof and as of each Purchase Date for any Transaction that:

(1) Seller and Guarantor Existence. Seller has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. Guarantor has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

(2) Licenses. Each of Seller and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in each instance, such failure to be licensed or qualified is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations. Seller has the requisite power and authority and legal right to originate and purchase Eligible Assets (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Eligible Assets.

(3) Power. Each of Seller and Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(4) Due Authorization. Each of Seller and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. This Agreement, any Transaction Request and Confirmation and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Request and Confirmation not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantor, all requisite or other corporate action having been taken, and each, as applicable, is valid, binding and enforceable against Seller and Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(5) Financial Statements. The Guarantor has heretofore furnished to Buyer a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of the Guarantor ended December 31, 2011 and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Grant Thornton, LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal periods of the Guarantor ended March 31, 2012, June 30, 2012 and September 30, 2012 and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2011, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. The Guarantor has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing.

(6) Event of Default. There exists no Event of Default under Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

(7) Solvency. Each of Seller and Guarantor is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Neither Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets. Seller is not transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors.

(8) No Conflicts. The execution, delivery and performance by each of Seller and Guarantor of this Agreement, any Transaction Request and Confirmation hereunder and the Program Agreements do not conflict with any term or provision of the formation documents of Seller or Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or Guarantor, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller or Guarantor is a party.

(9) True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor, or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller, Guarantor, or any Affiliate or officer thereof, or the negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP.

(10) Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller or Guarantor of this Agreement, any Transaction Request and Confirmation and the Program Agreements.

(11) Litigation. There is no action, proceeding or investigation pending with respect to which either Seller or Guarantor has received service of process or, to the best of Seller’s or Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Request and Confirmation or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Request and Confirmation or any Program Agreement, (C) makes a claim individually in an amount greater than $100,000 with respect to Seller and $2,500,000 with respect to Guarantor or in an aggregate amount greater than $100,000 with respect to Seller and $2,500,000 with respect to Guarantor, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Request and Confirmation or any Program Agreement.

(12) Material Adverse Change. There has been no material adverse change in the business, operations, financial condition, or properties of Seller, Guarantor or any Significant Affiliate since the date set forth in the most recent financial statements supplied to Buyer as determined by Buyer in its sole good faith discretion.

(13) Ownership. Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Asset Files to the Custodian and the Custodian’s receipt of the related Purchased Asset Schedule, Buyer shall become the sole owner of the Purchased Assets and related Repurchase Assets, free and clear of all liens and encumbrances.

(14) Taxes.

(a) Seller, Guarantor and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller, Guarantor and its Subsidiaries in respect of Taxes and other governmental charges are adequate.

(b) RAIT Financial Trust is and has always been treated as a real estate investment trust for U.S. federal income tax purposes, and Seller will be treated as a disregarded entity for tax purposes or as a corporation that will be a qualified REIT subsidiary (“QRS”) of RAIT Financial Trust.

(15) Investment Company. Neither Seller nor Guarantor is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(16) Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been, located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104-2870. On the Effective Date, Seller’s jurisdiction of organization is Delaware. Seller shall provide Buyer with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction. Seller has no trade name. During the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(17) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets and the related Repurchase Assets is its chief executive office.

(18) ERISA. Each Plan to which Seller, Guarantor or its Subsidiaries make direct contributions, and, to the knowledge of Seller, Guarantor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

(19) Adverse Selection. Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests.

(20) Agreements. Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13(a)(5) hereof. Neither Seller nor any Subsidiary of Seller is in default (beyond any and all applicable notice and cure periods) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole.

(21) Other Indebtedness. Seller has no Indebtedness other than Indebtedness evidenced by this Agreement.

(22) No Reliance. Each of Seller and Guarantor has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Neither Seller nor Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(23) Plan Assets. Neither Seller nor Guarantor is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA in the Seller’s hands, and transactions by or with Seller or Guarantor are not subject to any state or local statute regulating investments, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(24) No Prohibited Persons. Neither the Seller, the Guarantor nor any of their respective Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(25) Asset File. Each Asset File delivered by Seller represents a true and correct copy of the documents contained therein and each Purchased Asset Schedule and Closing Data Tape, together with all other information contained therein prepared by Seller or its Affiliates and delivered by Seller to Buyer immediately prior to the Purchase Date, is true and correct and conforms in all material respects to the Summary Diligence Materials and Preliminary Data Tape previously provided to Buyer and pursuant to which Buyer has elected to enter into the Transaction.

(26) Real Estate Investment Trust. Guarantor has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Guarantor for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

b. With respect to every Purchased Asset, each of Seller and Guarantor represents and warrants to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that, except as may be set forth in the related Schedule of Exceptions as accepted by Buyer in its sole discretion, each representation and warranty set forth on Schedule 1 is true and correct.

c. The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Buyer and shall continue for so long as the Purchased Assets are subject to this Agreement. Upon discovery by Seller, Guarantor, Servicer or Buyer of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. Buyer has the right to require, in its unreviewable discretion, Seller to repurchase within one (1) Business Day after receipt of notice from Buyer any Purchased Asset for which a breach of one or more of the representations and warranties referenced in Section 13(b) exists and which breach (i) has a material adverse effect on the value of such Purchased Asset or the interests of Buyer or (ii)  as determined by Buyer, in its good faith discretion, causes such Purchased Asset to be unacceptable for inclusion in a securitization.

14. Covenants

Each of Seller and Guarantor covenants with Buyer that, during the term of this facility:

a. Litigation. Seller and Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or Guarantor or affecting any of their Property before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $100,000 with respect to Seller and $2,500,000 with respect to Guarantor or in an aggregate amount greater than $100,000 with respect to Seller and $2,500,000 with respect to Guarantor, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

b. Prohibition of Fundamental Changes. Neither Seller nor Guarantor shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller and Guarantor may merge or consolidate with (a) any wholly owned direct or indirect subsidiary of Seller or Guarantor, or (b) any other Person if Seller or Guarantor is the surviving entity; and provided further, that if after giving effect thereto, no Event of Default would exist hereunder.

c. Servicer. Seller shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, by no later than the Reporting Date, the Servicing Report. Seller shall not cause the Purchased Assets to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller and RAIT Partnership, L.P., a Delaware limited partnership, with the execution of this Agreement.

d. Insurance. The Seller or Guarantor shall continue to maintain, for Seller, Fidelity Insurance in an amount at least equal to $2,500,000 for a single loss and in an amount at least equal to $5,000,000 for aggregate losses. The Seller or Guarantor shall maintain, for Seller, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. The Seller or Guarantor shall notify the Buyer of any material change in the terms of any such Fidelity Insurance.

e. No Adverse Claims. Seller warrants and will defend, and shall use best efforts to cause any Servicer to defend, the right, title and interest of Buyer in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands.

f. Assignment. Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

g. Security Interest. Seller shall do all things necessary to preserve the Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets or the related Repurchase Assets to comply with all applicable rules, regulations and other laws.

h. Records.

(1) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, and shall transmit all such Records to Custodian’s possession unless Buyer otherwise approves. Seller will not request removal of any such papers, records or files that are an original or an only copy from Custodian’s possession, except for individual items removed in connection with servicing a specific Purchased Asset, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Seller or the Servicer of the Purchased Assets will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.

(2) For so long as Buyer has an interest in or lien on any Purchased Asset, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(3) Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian, Backup Servicer, if any, or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents, on a confidential basis (unless disclosure is required by applicable law, regulatory body or in order for Buyer to enforce its rights and remedies under the Program Agreements), to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

i. Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer.

j. Approvals. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with applicable law.

k. Material Change in Business. Neither Seller nor Guarantor shall make any material change in the nature of its business, which is principally the owning, lending and managing of commercial real estate and the management of commercial real estate funds.

l. Distributions. Seller shall not pay any dividends greater than Net Income in any given calendar year. If an Event of Default has occurred and is continuing, neither Seller nor Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor; provided that Guarantor shall be permitted to pay any such dividends solely in order to meet its REIT Distribution Requirement.

m. Applicable Law. Seller and Guarantor shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

n. Existence. Seller and the Guarantor shall preserve and maintain their legal existence and all of their rights, privileges, licenses and franchises the loss of which could have a material adverse effect on their ability to comply with the terms of this Agreement and the other Program Agreements or their ability to own or enforce any of the Purchased Assets.

o. Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 13(a)(16) or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(16) unless it shall have provided Buyer thirty (30) days’ prior written notice of such change.

p. Taxes.

i. Seller and Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property, except for any such Tax, assessment, charge or levy the payment of which is being contested in good faith by proper proceedings diligently conducted and with respect to which adequate reserves are being maintained.

ii. RAIT Financial Trust will be treated as a real estate investment trust for U.S. federal income tax purposes, and Seller will be treated as a disregarded entity for tax purposes or as a corporation that will be a QRS of RAIT Financial Trust.

q. Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not prohibited under the Program Agreements, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

r. Guarantees. Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of Seller do not exceed $1,000,000.

s. Indebtedness. Seller shall not incur any additional Indebtedness not otherwise expressly contemplated herein without the prior written consent of Buyer.

t. True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates provided by or on behalf of Seller, Guarantor, or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller and Guarantor are and will be true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading; provided that, solely with respect to information delivered regarding the Purchased Assets, any breach of the foregoing shall only result in a reduction of the Asset Value of such Purchased Assets and shall not result in an Event of Default to the extent set forth in Section 15(g) hereof. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

u. Plan Assets. Seller and Guarantor shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller and Guarantor shall not use “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder, and transactions by or with Seller, Guarantor shall not be subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

v. [reserved]

w. Hedging. Seller shall maintain Interest Rate Protection Agreements in an amount and in accordance with Seller’s written policy unless otherwise approved by Buyer in writing. Seller shall not amend such written policy without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

x. Financial Covenants. Guarantor shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the Pricing Side Letter.

y. Seller Separateness Covenant. Seller shall (a) own no assets, and will not engage in any business, other than the assets and transactions consistent with those specifically contemplated by this Agreement; (b) not incur any Indebtedness, Non-Recourse Debt or obligation (other than Permitted Trade Payables), secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant hereto; (c) not make any loans or advances to any third party other than in connection with the acquisition or holding of any Purchased Assets or the other Eligible Assets acquired after the date hereof, and shall not acquire obligations or securities of its affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets (with no obligation to make capital contributions); (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of Buyer; (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of law); (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and, where necessary, shall maintain separate stationery, invoices and checks; (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (with no obligation to make capital contributions); (j) not engage in or suffer any Change in Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part unless permitted under this Agreement or a Program Agreement; (k) not commingle its funds or other assets with those of any Affiliate or any other Person, except as contemplated by this Agreement; (l) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person; (m) not and will not hold itself out to be responsible for the debts or obligations of any other Person (other than as contemplated hereunder); (n) cause each of its direct and indirect owners to agree not to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to Seller; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to Seller; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Seller or a substantial portion of its properties; or (iii) make any assignment for the benefit of Seller’s creditors.

z. Amendments. Seller shall not materially amend, modify or waive any documents relating to the Mortgage Loan without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Seller shall provide prompt written notice to Buyer of any amendments, modifications or waivers relating to the Mortgage Loan, together with a copy thereof. For the avoidance of doubt and without limiting the generality of Section 6 hereof or the definitions of “Market Value” or “Asset Value” hereof, Buyer’s approval of any amendment, modification or waiver shall not preclude Buyer’s ability to re-determine Market Value of any Purchased Asset as a result of such amendment, modification or waiver; provided that Buyer shall advise Seller in writing of any such re-determination of Market Value at the time the related consent is provided; and provided further that any such approval and re-determination of Market Value shall in no way limit the Buyer’s right to determine Market Value in the manner and at the times otherwise permitted under the Program Agreements.

15. Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a. Payment Failure. Failure of Seller to (i) make any payment of Price Differential, Repurchase Price, the Facility Fee or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, or any other document evidencing or securing Indebtedness of Seller to Buyer or to any Affiliate of Buyer, or (ii) cure any Margin Deficit or pay any Reset Payment when due pursuant to Section 6 hereof.

b. Cross Default. (i) Seller, Guarantor or any of their Significant Affiliates shall be in default under (i) any Indebtedness, in the aggregate, in excess of $100,000 of Seller and $2,500,000 of Guarantor or any of their Significant Affiliates, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness if the aggregate amount of the Indebtedness in respect of which defaults shall have occurred is at least $100,000 with respect to Seller or $2,500,000 with respect to Guarantor, or (ii) any other contract or contracts, in the aggregate in excess of $100,000 to which Seller is a party and $2,500,000 to which Guarantor or any of their Significant Affiliates is a party, which default (1) involves the failure to pay a matured obligation by Seller or Guarantor, or (2) permits the acceleration of the maturity of obligations of Seller or Guarantor by any other party to or beneficiary of such contract.

c. Assignment. Assignment or attempted assignment by Seller or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Buyer.

d. Insolvency. An Act of Insolvency shall have occurred with respect to Seller or Guarantor.

e. Material Adverse Change. Any material adverse change in the Property, business, financial condition or operations of Seller, Guarantor or any of their respective Significant Affiliates shall occur, in each case as determined by Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer’s sole good faith discretion, constitutes a material impairment of Seller’s or Guarantor’s ability to perform its obligations under this Agreement or any other Program Agreement.

f. Breach of Identified Representation or Covenant or Obligation. A material breach by Seller or Guarantor of any of the representations, warranties or covenants or obligations set forth in Sections 13(a)(1), 13(a)(7), 13(a)(15), 13(a)(19), 13(a)(23), 13(a)(26), 14(b), 14(n), 14(p)(ii), 14(r), 14(s), 14(t), 14(u), 14(x) and 14(y) of this Agreement.

g. Breach of Non-Identified Representation or Covenant. A breach by Seller or Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15(f) above) or any other Program Agreement, if such breach is not cured within five (5) Business Days after notice or knowledge thereof of Seller or Guarantor (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Asset) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole good faith discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole good faith discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party; or (B) Buyer’s determination to enter into this Agreement or Transactions with such party, in which event such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

h. Guarantor Breach. A breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Program Agreement, any “event of default” by Guarantor (beyond any and all applicable periods of notice and cure, if any) under the Guaranty, any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against Guarantor.

i. Change of Control. The occurrence of a Change in Control.

j. Failure to Transfer. Seller fails to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).

k. Judgment. A final judgment or judgments (i) for the payment of money in excess of $100,000 individually or in the aggregate shall be rendered against Seller and $2,500,000 individually or in the aggregate shall be rendered against Guarantor, in each case, by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof.

l. Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Guarantor or any Significant Affiliate thereof, or shall have taken any action to displace the management of Seller, Guarantor or any Significant Affiliate thereof or to curtail its authority in the conduct of the business of Seller, Guarantor or any Significant Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Guarantor or Significant Affiliate as an issuer, buyer or a seller/servicer of mortgage loans or securities backed thereby, and such action provided for in this subparagraph shall not have been discontinued or stayed within thirty (30) days.

m. Inability to Perform. An officer of Seller or Guarantor shall admit in writing or in any legal proceeding its inability to, or its intention not to, perform any of Seller’s Obligations or Guarantor’s Obligations hereunder or under the Guaranty.

n. Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Assets or other Repurchase Assets purported to be covered hereby and Seller fails to repurchase such Purchased Assets and other Repurchase Assets within one (1) Business Day.

o. Financial Statements. Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import.

p. REIT Qualification. RAIT Financial Trust shall fail to maintain its status as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended or fails to be entitled to claim dividend paid deductions pursuant to Section 857 of the Internal Revenue Code of 1986, as amended.

An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

16. Remedies Upon Default

In the event that an Event of Default shall have occurred and be continuing:

a. Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller or Guarantor), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency of Seller or Guarantor) give notice to Seller and Guarantor of the exercise of such option as promptly as practicable.

b. If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied, in Buyer’s sole good faith discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder in accordance with Section 7(f) hereof, and (iii) Seller shall immediately deliver to Buyer the Asset Files relating to any Purchased Assets subject to such Transactions then in Seller’s possession or control.

c. Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets (including, without limitation, any legal, credit or servicing files with respect to the Purchased Assets) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. To obtain physical possession of any Purchased Assets held by Custodian, Buyer shall present to Custodian a Trust Receipt. Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s or Guarantor’s failure to perform its obligations under this Agreement, Seller and Guarantor acknowledge and agree that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

d. Buyer shall have the right to direct all servicers then servicing any Purchased Assets to remit all collections thereon to Buyer, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the servicers then servicing any Purchased Assets with or without cause. In addition, Buyer shall have the right to immediately sell the Purchased Assets and liquidate all Repurchase Assets. Such disposition of Purchased Assets may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis. Buyer shall not be required to give any warranties as to the Purchased Assets with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets. The foregoing procedure for disposition of the Purchased Assets and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Assets or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Buyer shall be entitled to place the Purchased Assets in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Purchased Assets individually for the prevailing price. Buyer shall also be entitled, in its sole good faith discretion to elect, in lieu of selling all or a portion of such Purchased Assets, to give the Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder.

e. Upon the happening of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Assets and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole good faith discretion.

f. Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

g. To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller under this Section 16(g) shall be calculated from and after such Event of Default at a rate equal to the Post Default Rate.

h. Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

i. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

j. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

k. Buyer shall have the right to perform reasonable due diligence with respect to Seller and the Purchased Assets, which review shall be at the expense of Seller.

l. The Seller recognizes the Buyer may be unable to effect a public sale of any or all of the Purchased Assets. The Seller acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Buyer than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.

m. Nothing contained in the Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary set forth in the Agreement, in no event shall Purchased Assets remain in the custody of Seller or any Affiliate of Seller.

17. Reports

a. Notices. Seller or Guarantor shall furnish to Buyer (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders, (y) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller or Servicer or Guarantor of any obligation under any Program Agreement or any material contract or agreement of Seller or Servicer or Guarantor or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and (z) the following:

(1) as soon as available and in any event within forty (40) calendar days after the end of each calendar quarter, the unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, which may be delivered in the form of a 10-Q, accompanied by a certificate of a Responsible Officer of Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, which may be delivered in the form of a 10-K, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole good faith discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(3) such other prepared statements that Buyer may reasonably request;

(4) if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Seller or Guarantor, within five (5) Business Days of their filing with the SEC; provided, that, Seller, Guarantor or any Significant Affiliate will provide Buyer and Credit Suisse Securities (USA) LLC with a copy of the annual 10-K filed with the SEC by Seller, Guarantor or any of its Significant Affiliates, no later than ninety (90) days after the end of the year; provided, further, that the public posting of the Guarantor’s SEC filings, including year-end financial statements, on the official web site of the Guarantor shall be deemed sufficient delivery thereof to Buyer, so long as Seller or Guarantor delivers prompt notice to Buyer of such posting;

(5) as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s operations;

(6) as soon as available, but in any event once per calendar quarter, financial statements with respect to the underlying property related to the Purchased Assets;

(7) from time to time such other information regarding the financial condition, operations, or business of the Guarantor or Seller as Buyer may reasonably request;

(8) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Guarantor or Seller has knowledge of the occurrence of any Event of Termination, stating the particulars of such Event of Termination in reasonable detail;

(9) As soon as reasonably possible, notice of any of the following events:

(a) change in the insurance coverage required of Seller, Guarantor, Servicer or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

(b) any material dispute, litigation, investigation, proceeding or suspension between Seller, Guarantor or Servicer, on the one hand, and any Governmental Authority or any Person, including, without limitation, any licensing issues;

(c) any material change in accounting policies or financial reporting practices of Seller, Guarantor or Servicer;

(d) with respect to any Purchased Asset, immediately upon receipt of notice or knowledge thereof, that the Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged, so as to affect materially and adversely the value of such Purchased Asset;

(e) any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;

(f) any material change in the Indebtedness of the Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(g) [reserved;]

(h) promptly upon receipt of notice or knowledge of (i) any default related to any Repurchase Asset, (ii) any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets; and

(i) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer.

b. Officer’s Certificates. Seller will furnish to Buyer, at the time the Seller furnishes each set of financial statements pursuant to Section 17(a)(1) or (2) above, a certificate of a Responsible Officer of Seller in the form of Exhibit A to the Pricing Side Letter.

c. Servicing Reports. Seller will furnish to Buyer a Servicing Report by no later than the Reporting Date.

d. Distribution Worksheet. Seller shall provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, a Distribution Worksheet by no later than the Reporting Date.

e. Other. Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement.

18. Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer’s choice. Unless an Event of Default shall have occurred and be continuing, no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets to Seller pursuant to Section 4 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

19. Single Agreement

Buyer and Seller acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

20. Notices and Other Communications

Any and all notices (with the exception of Margin Calls, which shall be given in accordance with Section 6 and Transaction Request and Confirmations, which shall be delivered via electronic mail or other electronic medium agreed to by the Buyer and the Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, messenger or otherwise (including without limitation by electronic transmission) to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

If to Seller:

RAIT CRE Conduit I, LLC
c/o RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104-2870
Attention: Scott Davidson
Phone Number: 215-243-9000
Fax Number: 215-405-2945
Email: sdavidson@raitft.com

with a copy to:

RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104-2870
Attention: Jamie Reyle, Esq.
Phone Number: 215-243-9000
Fax Number: 215-405-2945
Email: jreyle@raitft.com

with a copy to:

Ledgewood, a Professional Corporation
1900 Market Street, Suite 750
Philadelphia, Pennsylvania 19103
Attention: Brian Murland, Esq.
Phone Number: 215-731-9450
Fax Number: 215-735-2513
Email: bmurland@ledgewood.com

If to the Guarantor:

RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104-2870
Attention: Scott Davidson
Phone Number: 215-243-9000
Fax Number: 215-405-2945
Email: sdavidson@raitft.com

with a copy to:

RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104-2870
Attention: Jamie Reyle, Esq.
Phone Number: 215-243-9000
Fax Number: 215-405-2945
Email: jreyle@raitft.com

with a copy to:

Ledgewood, a Professional Corporation
1900 Market Street, Suite 750
Philadelphia, Pennsylvania 19103
Attention: Brian Murland, Esq.
Phone Number: 215-731-9450
Fax Number: 215-735-2513
Email: bmurland@ledgewood.com

If to Buyer:

Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Attention: Teresa Zien
Phone Number:212-325-7944
Email:	teresa.zien@credit-suisse.com

with a copy to:

Column Financial, Inc.
1 Madison Avenue
New York, New York 10010
Attention: Casey McCutcheon, Esq.
Phone Number:	212-538-9712

Email: casey.mccutcheon@credit-suisse.com

with a copy to:

Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Attention: Karen Gelernt, Esq.
Phone Number: 212-210-9535
Email: karen.gelernt@alston.com

21. Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22. Non assignability

The rights and obligations of the parties under this Agreement and under the Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and the Transaction shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time, at its sole cost and expense, assign all or a portion of its rights and obligations under this Agreement and the Program Agreements to any Person other than a Competitor; provided that no such restriction shall apply if an Event of Default has occurred and is continuing; and provided further that Buyer shall act as agent for all assignees and point of contact for Seller pursuant to agency provisions to be agreed upon by Buyer, its intended assignees and Seller. Seller shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.

The Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Seller shall continue to deal solely and directly with the Buyer in connection with the Buyer’s rights and obligations under this Agreement and the other Program Agreements except as provided in Section 11(e).

The Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

23. Set-off

In addition to any rights and remedies of Buyer provided by law, Buyer shall have the right, without prior notice to Seller or Guarantor, any such notice being expressly waived by Seller or Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by Seller or Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount from Seller, any Guarantor or any Affiliate thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller or the Guarantor or any Affiliate thereof. Buyer agrees promptly to notify Seller and the Guarantor after any such set-off and application made by Buyer; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

24. Binding Effect; Governing Law; Jurisdiction

a. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

b. EACH OF SELLER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY. EACH OF SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH OF SELLER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

25. No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

26. Intent

a. The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Section 101 of Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

b. Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

c. The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d. It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (“FDICIA”), and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e. This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

f. Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

27. Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a. in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b. in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c. in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the FDIC or the National Credit Union Share Insurance Fund, as applicable.

28. Power of Attorney

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without Seller’s signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney-in-fact to (i) execute any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact and (ii) to pay or discharge Taxes and Liens levied or placed on or threatened against the Repurchase Assets. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition the foregoing, the Seller agrees to execute a Power of Attorney, in the form of Exhibit C-1 hereto, to be delivered on the date hereof, which Power of Attorney shall only be exercised during the occurrence and continuance of any Event of Default hereunder.

29. Buyer May Act Through Affiliates

Buyer may, from time to time, designate one or more affiliates for the purpose of performing any action hereunder.

30. Indemnification; Obligations; Recourse

Each of Seller and Guarantor agrees to hold Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request and Confirmation, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller and Guarantor also agree to reimburse each Indemnified Party for all reasonable out-of-pocket expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and Confirmation and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller’s and Guarantor’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each of Seller and Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of Seller and Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets. Seller and Guarantor also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. Without limiting the generality of the foregoing, the Seller and the Guarantor agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all costs with respect to all Purchased Assets relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Purchased Assets, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

a. Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 or for any other reason, Seller shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any out-of-pocket expenses that it may reasonably incur as of a result of such payment.

b. Without limiting the provisions of Section 30(a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole good faith discretion.

c. The obligations of the Seller from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due and Obligations owing under this Repurchase Agreement shall be full recourse obligations of the Seller.

31. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery by electronic mail of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

32. Confidentiality

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer and shall be held by Seller and Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Buyer except for (i) disclosure to Seller’s or Guarantor’s direct and indirect Affiliates and Subsidiaries, directors, officers, employees, agents, advisors, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body, any litigation involving the parties, or (iii) any actual or prospective Interest Rate Protection Agreement Counterparty, but subject to confidentiality provisions substantially similar to those contained in this Agreement, or (iv) the Securities Exchange Commission or state securities laws or GAAP require the terms to be filed or disclosed, provided that any pricing terms not otherwise required to be disclosed shall be disclosed consistently with how Seller discloses such terms for its other warehouse facilities. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Exit Fee, Facility Fee, Extension Fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Buyer.

33. Recording of Communications

Buyer, Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Buyer, Seller and Guarantor consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

34. Periodic Due Diligence Review

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Seller and the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications and updating Market Value determinations, made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall then exist, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, Guarantor and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Purchased Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Asset and reviewing intercreditor agreements, property management agreements, formation documents of the property owners and their direct and indirect owners, financial statements, environmental and engineering reports, underlying title policies including owner’s and UCC-9 title insurance policies, legal opinions and other documents as may be mutually agreed between Seller and Buyer. Buyer may underwrite such Purchased Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Subject to Section 11(a), Seller further agrees that Seller shall pay all third-party out-of-pocket costs and expenses reasonably incurred by Buyer in connection with Buyer’s activities pursuant to this Section 34.

35. [Reserved]

36. Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Buyer, as the case may be, under this Agreement.

37. Documents Mutually Drafted

The Seller, Guarantor and the Buyer agree that this Agreement each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

38. General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a. the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b. accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

c. references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d. a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e. the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f. the term “include” or “including” shall mean without limitation by reason of enumeration;

g. all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

h. all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

39. [Reserved]

40. Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COLUMN FINANCIAL, INC., as Buyer
By: /s/ Teresa Zien

Name: Teresa Zien Title: Vice President
RAIT CRE CONDUIT I, LLC,
a Delaware limited liability company, as Seller
By: RAIT Partnership, L.P., a Delaware limited
partnership, its sole member and manager
By: RAIT General, Inc., a Maryland corporation, its general partner
By: /s/ Kenneth R. Frappier

Name: Kenneth R. Frappier Title: Executive Vice President
RAIT FINANCIAL TRUST, as Guarantor
By: /s/ Kenneth R. Frappier

Name: Kenneth R. Frappier Title: Executive Vice President

SCHEDULE 1(a)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED ASSETS CONSISTING OF COMMERCIAL MORTGAGE LOANS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Commercial Mortgage Loan, that as of the Purchase Date and as of each date while the Program Agreements and the related Transaction hereunder is in full force and effect, except as set forth on the Schedule of Exceptions, the following are true and correct in all material respects. With respect to those representations and warranties which are made to the knowledge of Seller or to the best of Seller’s knowledge or if there is any limitation as to the scope of any representation by a knowledge qualifier, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding the lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) The Commercial Mortgage Loan is a performing mortgage loan, and is secured by a first priority security interest in the Mortgaged Property.

(b) Such Commercial Mortgage Loan is secured by a Mortgaged Property that is a commercial (including retail, office or industrial) and/or multifamily property that is an Income Producing Property.

(c) Such Commercial Mortgage Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Commercial Mortgage Loan.

(d) Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Commercial Mortgage Loan, and Seller is transferring such Commercial Mortgage Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Commercial Mortgage Loan, and no Mortgage Note or Mortgage is subject to any assignment, participation, or pledge except as set forth in the Schedule of Exceptions. Upon consummation of the transfers to the Buyer that are contemplated to occur in respect of such Commercial Mortgage Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to the Buyer all legal and beneficial interest in and to such Commercial Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest.

(e) To Seller’s knowledge, no fraudulent acts were committed by Seller in connection with the Seller’s acquisition or origination of such Commercial Mortgage Loan nor, to Seller’s knowledge, were any fraudulent acts committed by any other Person in connection with the origination of such Commercial Mortgage Loan nor, to Seller’s knowledge, were any fraudulent acts committed by any other Person after the date of origination with respect to any Commercial Mortgage Loan.

(f) To Seller’s knowledge, the information pertaining to each Commercial Mortgage Loan contained in each of the Complete Submission and Schedule of Exceptions is true and correct in all material respects as of the Purchase Date and contains all information required by this Agreement to be contained therein.

(g) Except as expressly set forth in the Schedule of Exceptions, Seller is not a party to any document, instrument or agreement, and, to Seller’s knowledge, there is no document that by its terms modifies or affects the rights and obligations of any holder of such Commercial Mortgage Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and, to Seller’s knowledge, no such change or waiver exists.

(h) Such Commercial Mortgage Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and there is no requirement for any future advances thereunder (except in those cases where the full amount of the Commercial Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller or originator to merit such holdback).

(i) Seller has full right, power and authority to sell and assign such Commercial Mortgage Loan and such Commercial Mortgage Loan and any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(j) Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, to Seller’s knowledge, no consent or approval by any Person is required in connection with (i) Seller’s sale, and Buyer’s acquisition of, such Commercial Mortgage Loan, (ii) Buyer’s exercise of any rights or remedies in respect of such Commercial Mortgage Loan or (iii) Buyer’s sale, pledge or other disposition of such Commercial Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind with respect to the Commercial Mortgage Loan, and no other impediment exists to any such transfer or exercise of rights or remedies.

(k) To Seller’s knowledge, no consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority (other than those that have been obtained or made) is required for any transfer, pledge, or assignment by the holder of such Commercial Mortgage Loan.

(l) Seller does not have notice or knowledge of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind related to such Commercial Mortgage Loan, for which the holder of such Commercial Mortgage Loan is or may become obligated, or with respect to which such Commercial Mortgage Loan is or may become subject.

(m) To Seller’s knowledge, each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Commercial Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any applicable state anti-deficiency, one action or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Commercial Mortgage Loan documents are or may be unenforceable in whole or in part under any applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Commercial Mortgage Loan documents invalid as a whole and such Commercial Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Commercial Mortgage Loan to any other Person. With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

(n) To Seller’s knowledge, there is no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith.

(o) Seller has delivered to Buyer or its designee the original Mortgage Note(s) made in respect of such Commercial Mortgage Loan, together with an original endorsement thereof executed by Seller in blank and the related Asset File.

(p) Each related Assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.

(q) Such Commercial Mortgage Loan is secured by one or more Mortgages and, to Seller’s knowledge, each such Mortgage with respect to a Commercial Mortgage Loan is a valid and enforceable first priority lien on the related Mortgaged Property subject only to the exceptions set forth in paragraph (m) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (i) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, to Seller’s knowledge, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Commercial Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (iii) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (u) below or appearing of record, none of which, to Seller’s knowledge, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Commercial Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (iv) other matters to which like properties are commonly subject, none of which, to Seller’s knowledge, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Commercial Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (v) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property, and (vi) if such Commercial Mortgage Loan is cross-collateralized with any other Commercial Mortgage Loan, the lien of the Mortgage for such Commercial Mortgage Loan, none of which, to Seller’s knowledge, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Commercial Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Commercial Mortgage Loans that are sold to Buyer pursuant to this Agreement and disclosed to Buyer in writing on the Schedule of Exceptions attached to the applicable Transaction Request and Confirmation, and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Commercial Mortgage Loan.

(r) Uniform Commercial Code financing statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places to the extent necessary, to Seller’s knowledge, to perfect a valid first priority security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Commercial Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Commercial Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Commercial Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding the foregoing, no representation is made as to perfection of security interests in personal property to the extent action, possession or control beyond the filing of the Uniform Commercial Code financing statements is required in order to effect such perfection.

(s) All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that have become delinquent in respect of the Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, has been established in connection with the Mortgage Loan. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (i) the date on which interest and/or penalties would first be payable thereon and (ii) the date on which enforcement action is entitled to be taken by the related taxing authority.

(t) (i) An engineering report or property condition assessment and (ii) an appraisal (each such appraisal, a “Qualified Appraisal”) of the related Mortgaged Property signed by a qualified appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation was and is not affected by the approval or disapproval of the Commercial Mortgage Loan, and such appraisal and appraiser both satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Commercial Mortgage Loan was originated, were prepared in connection with the origination of each Commercial Mortgage Loan no more than twelve months prior to the origination date of such Commercial Mortgage Loan. To Seller’s knowledge, the related Mortgaged Property is free and clear of any material damage (other than deferred maintenance for which adequate escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Commercial Mortgage Loan and, to Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(u) The lien of each related Mortgage as a first priority lien in the original principal amount of such Commercial Mortgage Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding, irrevocable and unconditional commitment therefor), or with respect to any Commercial Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy (or a binding, irrevocable and unconditional commitment therefor), or its equivalent as adopted in the applicable jurisdiction (the “Title Policy”) in the original principal amount of such Commercial Mortgage Loan (or with respect to a Commercial Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to Title Exceptions; the mortgagee or its successors or assigns is the sole named insured of such Title Policy; such Title Policy is assignable without consent of the insurer and will inure to the benefit of the mortgagee of record; such Title Policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such Title Policy and, to Seller’s knowledge, no circumstance exists which would impair or diminish the coverage of such Title Policy. The insurer issuing such Title Policy is (x) a nationally recognized title insurance company and (y) to Seller’s knowledge, qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such Title Policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (i) access to a public road or (ii) against any loss due to encroachments of any material portion of the improvements thereon. Neither Seller nor, to Seller’s knowledge, any other holder of the Commercial Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(v) Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage and meeting the Insurance Rating Requirements, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements, furniture, fixtures, furnishings and equipment owned by Mortgagor and located on such Mortgaged Property, or (ii) the outstanding principal balance of the Commercial Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and is also covered by business interruption or rental loss insurance, in an amount (subject to the customary deductible and except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances) at least equal to 12 months of operations of the related Mortgaged Property, all of which was in full force and effect with respect to the related Mortgaged Property; and, to Seller’s knowledge, all insurance coverage required under the related Commercial Mortgage Loan documents, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to the related Mortgaged Property; to Seller’s knowledge, all premiums due and payable are current and have been paid (or have been financed or are being paid currently in installments); and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Commercial Mortgage Loan and which are set forth in the related Commercial Mortgage Loan documents, any insurance proceeds in respect of a casualty loss or condemnation awards, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses (and, with respect to all insurance proceeds, all property losses in excess of 5% (or such other fixed percentage as shall be expressly indicated in the Commercial Mortgage Loan documents for the related Mortgaged Property) of the then outstanding principal amount of the related Commercial Mortgage Loan, the mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (ii) the reduction of the outstanding principal balance of the Commercial Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements. If the Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Mortgaged Property is insured by windstorm and/or windstorm related perils and/or “named storms” insurance issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms in an amount at least equal to the lesser of (i) the outstanding principal balance of such Commercial Mortgage Loan, (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property, or (iii) such other amounts (expressly indicated in the Commercial Mortgage Loan documents) as shall not be less than limits which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a Commercial Mortgage Loan in the amount of the Commercial Mortgage Loan and secured by property similar to the Mortgaged Property.

The insurance policies contain a standard mortgagee clause naming the mortgagee of the Commercial Mortgage Loan, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to such mortgagee (or, with respect to non-payment, 10 days prior written notice to such mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the mortgagee of the Commercial Mortgage Loan to require insurance as substantially described above, and permits such mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

(w) (i) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note or the related Commercial Mortgage Loan documents, and, to Seller’s knowledge, no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and (ii) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note or the related Commercial Mortgage Loan documents, which in the case of either (i) or (ii), materially and adversely affects the value of the Commercial Mortgage Loan or the value, use or operation of the related Mortgaged Property. Pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Commercial Mortgage Loan documents no Person or party other than the holder or Servicer of such Mortgage Note may declare any event of default or accelerate the related indebtedness under such Mortgage, Mortgage Note or Commercial Mortgage Loan documents.

(x) The Commercial Mortgage Loan is not past due in respect of any scheduled payment or part thereof and such Commercial Mortgage Loan has not, since origination, been 30 days or more past due in respect of any scheduled payment or part thereof, and the Commercial Mortgage Loan documents do not provide for any grace period in excess of 10 calendar days with respect to delinquent scheduled payments.

(y) No related Mortgage provides for or permits, without the prior written consent of the holder of the Mortgage Note, the related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

(z) The Commercial Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, either: (A) such Commercial Mortgage Loan is secured by an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) having a fair market value (1) at the date the Commercial Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Commercial Mortgage Loan on such date or (2) at the Purchase Date at least equal to 80% of the adjusted issue price of the Commercial Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Commercial Mortgage Loan and (y) a proportionate amount of any lien on the real property interest that is in parity with the Commercial Mortgage Loan; or (B) substantially all of the proceeds of such Commercial Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Commercial Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Commercial Mortgage Loan was “significantly modified” prior to the Purchase Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was so modified as a result of the default or reasonably foreseeable default of such Commercial Mortgage Loan or (y) meets the requirements described in sub-clause (A)(1) above (substituting the date of the last such modification for the date the Commercial Mortgage Loan was originated) or sub-clause (A)(2) above. Any prepayment premium and yield maintenance charges applicable to the Commercial Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(aa) Except as set forth on the Phase I Environmental Report with respect to the Mortgaged Property delivered to Buyer, (i) to Seller’s knowledge, there is no material and adverse environmental condition or circumstance affecting the Mortgaged Property; (ii) Seller has no knowledge of any material violation of any applicable Environmental Law with respect to the Mortgaged Property; (iii) neither Seller nor, to Seller’s knowledge, the Mortgagor has taken any actions which would cause the Mortgaged Property not to be in compliance with all applicable Environmental Laws; (iv) the Mortgage Loan documents require the Mortgagor to comply with all Environmental Laws; and (v) each Mortgagor has agreed to indemnify the mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance. A Phase I environmental site assessment (or update of a previous Phase I and/or Phase II site assessment) and, with respect to certain Commercial Mortgage Loans, a Phase II environmental site assessment (collectively, an “Environmental Site Assessment”) meeting the American Society for Testing and Materials (“ASTM”) requirements conducted by a reputable environmental consultant in connection with such Commercial Mortgage Loan within 12 months prior to its origination date (or an update of a previous Environmental Site Assessment was prepared), and, to Seller’s knowledge, such Environmental Site Assessment (i) did not identify the existence of recognized Environmental Conditions at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such Environmental Site Assessment, then at least one of the following statements is true: (A) 100% or more of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the Environmental Site Assessment is the institution of an operations or maintenance plan, and such a plan has been required to be instituted by the related Mortgagor that, based on the Environmental Site Assessment, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Purchase Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer meeting the Insurance Rating Requirements; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the Environmental Site Assessment, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(bb) To Seller’s knowledge, each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgage loan documents encumbering comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(cc) To Seller’s knowledge, neither the Mortgaged Property nor any portion thereof, is the subject of, and no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

(dd) Such Commercial Mortgage Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization. Except as set forth in the Schedule of Exceptions, Seller does not hold an equity interest in the direct or any indirect owner in such related Mortgagor.

(ee) Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, the related Commercial Mortgage Loan documents contain provisions for the acceleration of the payment of the unpaid principal balance of such Commercial Mortgage Loan if, without complying with the requirements of the Commercial Mortgage Loan documents, (i) the related Mortgaged Property, or any controlling equity interest (as such term is defined in the related Commercial Mortgage Loan documents) in the related Mortgagor, is directly or indirectly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling equity interest (as such term is defined in the related Commercial Mortgage Loan documents) in a Mortgagor, issuance of non-controlling new equity interests, transfers to certain affiliates, a specific Person, or a Person satisfying specific criteria, as expressly permitted in the related Commercial Mortgage Loan documents, transfers in connection with any mezzanine debt that existed at origination of the related Commercial Mortgage Loan or is permitted under the related Commercial Mortgage Loan documents, transfers among existing members, partners or shareholders in the Mortgagor or affiliates thereof, transfers among affiliated Mortgagors with respect to Commercial Mortgage Loans which are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Commercial Mortgage Loans or transfers of a nature similar to the foregoing meeting the requirements of the Commercial Mortgage Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (hh) below), or (ii) the related Mortgaged Property or controlling equity interest (as such term is defined in the related Commercial Mortgage Loan documents) in the Mortgagor is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property. The Commercial Mortgage Loan documents require the Mortgagor to pay all reasonable out-of-pocket expenses incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

(ff) Except as set forth in the related Complete Submission and Schedule of Exceptions, the terms of the related Commercial Mortgage Loan documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Commercial Mortgage Loan documents, and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the Complete Submission and Schedule of Exceptions for such Commercial Mortgage Loan were delivered to Buyer or its designee.

(gg) Each related Mortgaged Property was inspected (i) by or on behalf of the related originator during the 12 month period prior to the related origination date or (ii) if Seller or an Affiliate did not originate the Commercial Mortgage Loan, by or on behalf of Seller or an Affiliate on or after the date that is 6 months prior to the date that Seller acquired the Commercial Mortgage Loan.

(hh) The terms of the related Mortgage or related Commercial Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Commercial Mortgage Loan, (c) upon a defeasance, (d) releases of out parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Commercial Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a state or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Commercial Mortgage Loan within the meaning of Treasury Regulations Section 1.860G 2(b)(2) and (ii) would not cause the subject Commercial Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Commercial Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Commercial Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Commercial Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Commercial Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Commercial Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Commercial Mortgage Loan.

No Commercial Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Commercial Mortgage Loan permits the release of cross collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(ii) To Seller’s knowledge, there are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding, irrevocable and unconditional commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) as determined by Seller at the time of origination and based upon reasonable underwriting guidelines utilized by Seller in the ordinary course of business, would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The Commercial Mortgage Loan documents require the Mortgaged Property to comply with all applicable laws and ordinances in all material respects.

(jj) To Seller’s knowledge, none of the material improvements which were included for the purposes of determining the Appraised Value of the related Mortgaged Property at the time of the origination of the Commercial Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except any encroachments to such boundaries and building restriction lines which constitute legal non-conformities), to an extent which would have a material adverse effect on the value of the Mortgaged Property or the related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroach upon such Mortgaged Property except for encroachments that do not have any material adverse effect on the Mortgagor, the Commercial Mortgage Loan or the Mortgaged Property, including, without limitation, to the value or current use of such Mortgaged Property (unless affirmatively covered by title insurance) and no material improvements encroach upon any easements except for encroachments that do not have any material adverse effect on the Mortgagor, the Commercial Mortgage Loan or the Mortgaged Property, including, without limitation, to the value or current use of such Mortgaged Property (unless affirmatively covered by title insurance).

(kk) The related Mortgagor has covenanted in its organizational documents and/or the Commercial Mortgage Loan documents that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Commercial Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s), that it has its own books and records and accounts separate and apart from those of any other person, and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(ll) No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the mortgagee, Seller, the Servicer or any prior servicer to the Mortgagor and to Seller’s knowledge, no funds have been received from any Person other than the Mortgagor or its property manager, for or on account of payments due on the Mortgage Note or the Mortgage (other than amounts paid by the tenant into a lender-controlled lockbox as specifically required under a related lease).

(mm) To Seller’s knowledge, there is no pending or filed action, suit or proceeding, arbitration or governmental investigation of which mortgagee, Seller, the Servicer or, to Seller’s knowledge, any prior Servicer, has received written notice or other written evidence, against the Mortgagor, any guarantor or other party liable for all or a part of the obligations under the Commercial Mortgage Loan, or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (i) such Mortgagor’s title to the related Mortgaged Property, (ii) the validity or enforceability of the related Commercial Mortgage Loan documents, (iii) such Mortgagor’s ability to perform under the related Commercial Mortgage Loan documents, (iv) such guarantor’s ability to perform under the related guaranty, (v) such Mortgagor’s ability to pay principal, interest or any other amounts due under such Commercial Mortgage Loan documents, (vi) the security intended to be provided by the Commercial Mortgage Loan documents, (vii) the current use of the related Mortgaged Property, (viii) such Mortgagor’s title to the Mortgaged Property, or (ix) the validity or enforceability of the related Mortgage.

(nn) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and is currently serving under and is named in such Mortgage or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law.

(oo) To Seller’s knowledge, the Commercial Mortgage Loan and the interest (exclusive of any default interest, late charges, yield maintenance charges, or prepayment premiums) contracted for complies with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(pp) Each Commercial Mortgage Loan that is cross-collateralized is cross-collateralized only with other Commercial Mortgage Loans that (i) have been disclosed in writing to Buyer on the Schedule of Exceptions attached to the applicable Transaction Request and Confirmation, and (ii) are subject to Transactions under this Agreement as of the Purchase Date and at all times.

(qq) The improvements located on the related Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the related Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Commercial Mortgage Loan, (ii) the value of such improvements on the related Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

(rr) All escrows required (if any) pursuant to the Commercial Mortgage Loan required to be currently deposited with the Servicer or any prior Servicer, or by any Mortgagor or by any prior Mortgagor, in accordance with the Commercial Mortgage Loan documents have been so deposited, are in the possession, or under the control of Seller or Servicer or its agent, and to Seller’s knowledge there are no deficiencies in connection therewith.

(ss) To Seller’s knowledge, the related Mortgagor, the related lessees, trustee, franchisor or operators are in possession of all material licenses, permits and authorizations then required for the use permitted by the Mortgage Loan documents of the related Mortgaged Property by the related Mortgagor, related lessee, trustee, franchisor, and/or operator. The Commercial Mortgage Loan documents require the Mortgagor to maintain or cause to be maintained all such licenses, permits, certificates of occupancy, and authorizations. To Seller’s knowledge, all such material licenses, permits, certificates of occupancy, and applicable governmental authorizations are in effect. The Commercial Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(tt) The origination, servicing and collection practices used by Seller (and the related originator if Seller was not the originator) with respect to each Commercial Mortgage Loan have been, in all material respects, legal and as of the date of its origination and in accordance with Accepted Servicing Practices, such Commercial Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Commercial Mortgage Loan.

(uu) Except for Mortgagors under Commercial Mortgage Loans the Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

(vv) The Commercial Mortgage Loan documents for each Commercial Mortgage Loan provide (or have substantially similar language providing) that such Commercial Mortgage Loan (i) becomes full recourse to the Mortgagor and a guarantor (which is a natural person or persons, or an entity or entities, distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (A) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (B) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor; (C) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Commercial Mortgage Loan documents; (D) any transfer in violation of transfer restrictions set forth in the related Commercial Mortgage Loan documents; or (E) after an event of default under the underlying Mortgage Loan (after the expiration of any applicable notice or cure periods, if any) that results in lender accelerating the indebtedness, and after exercising remedies against the Mortgaged Property, Mortgagor or any guarantor intentionally interferes for the sake of delay with lender’s exercise of remedies under the related Mortgage, except for such interference solely related to compulsory counterclaims or colorable defenses brought in good faith; and (ii) contains provisions providing for recourse against the Mortgagor and a guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s: (A) misappropriation of rents after the occurrence of an event of default under the Commercial Mortgage Loan; (B) misappropriation of (x) insurance proceeds or condemnation awards or (y) security deposits or, alternatively, the failure of any security deposits to be delivered to mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Commercial Mortgage Loan event of default); (C) fraud or intentional material misrepresentation; (D) breaches of the environmental covenants in the Commercial Mortgage Loan documents; or (E) commission of intentional material physical waste at the Mortgaged Property.

(ww) To Seller’s knowledge, subject to applicable law and the exceptions set forth in paragraph (m) and upon possession of the Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Commercial Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements with Mortgagor pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

(xx) If such Commercial Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Commercial Mortgage Loan permits defeasance (1) no earlier than two years after the date of origination of such Commercial Mortgage Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note through the related maturity date (or first day of the open period). Such Commercial Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority security interest in the defeasance collateral. The related Commercial Mortgage Loan documents permit the lender to charge all of its expenses (subject in certain cases to a cap on such expenses) associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Commercial Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Commercial Mortgage Loan through the related maturity date (or first day of the open period), (b) an opinion of counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from each applicable rating agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Commercial Mortgage Loan. Notwithstanding the foregoing, some of the Commercial Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of counsel.

(yy) To Seller’s knowledge, the originator of such Commercial Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Commercial Mortgage Loan, and as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Commercial Mortgage Loan.

(zz) Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Commercial Mortgage Loan.

(aaa) The related Mortgaged Property is not encumbered, and none of the Commercial Mortgage Loan documents permits the related Mortgaged Property to be encumbered, without the prior written consent of the holder of such Commercial Mortgage Loan, by any lien other than the lien of such Commercial Mortgage Loan, Title Exceptions and mechanics’ and materialmen’s liens which are bonded over, escrowed for or insured against by the Title Policy referred to herein.

(bbb) Each related Mortgaged Property constitutes one or more complete separate tax lots which do not include any property which is not part of the Mortgaged Property (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established), or is subject to an endorsement under the related title insurance policy which insures against any loss resulting therefrom.

(ccc) The related Commercial Mortgage Loan documents require the Mortgagor to provide the mortgagee with certain financial information at regular intervals specified under the related Commercial Mortgage Loan documents, which in all cases shall include at least the following: (i) annual operating statements; (ii) annual financial statements; and (iii) annual rent rolls.

(ddd) Each Mortgaged Property (i) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, and (ii) is served by or has uninhibited access rights to public or private water (or well) and sewer (or septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property.

(eee) Each Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens which are bonded over, escrowed for or insured against by the Title Policy referred to herein.

(fff) The Mortgaged Property is a real property type that is an Office Building, a Retail property, a Multi-Family property, or an Industrial Property.

(ggg) With respect to any Commercial Mortgage Loan where the Commercial Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that, to Seller’s knowledge:

(i) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage (or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date) and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially and adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since the origination of the Commercial Mortgage Loan, except as reflected in any written instruments which are included in the related Asset File.

(ii) The lessor under such Ground Lease has agreed in a writing included in the related Asset File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the holder of the Commercial Mortgage Loan, and any such action without such consent is not binding on the holder of the Commercial Mortgage Loan, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the holder of the Commercial Mortgage Loan and (iii) such default is curable by the holder of the Commercial Mortgage Loan as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iii) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease; provided, however, that this representation does not cover any default expressly disclosed as such in the Schedule of Exceptions.

(iv) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the holder of the Commercial Mortgage Loan. The Ground Lease or ancillary agreement further provides that no notice given is effective against the holder of the Commercial Mortgage Loan unless a copy has been given to the holder of the Commercial Mortgage Loan in a manner described in the Ground Lease or ancillary agreement.

(v) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the ground lessor’s fee interest and the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee of the lessor’s fee interest in the Mortgaged Property is subject.

(vi) The holder of the Commercial Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease after the holder of the Commercial Mortgage Loan’s receipt of notice of any default before the lessor thereunder may terminate such Ground Lease.

(vii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the holder of the Commercial Mortgage Loan if the holder of the Commercial Mortgage Loan acquires the lessee’s rights under the Ground Lease) that extends not less than forty (40) years beyond the loan closing date of such Commercial Mortgage Loan.

(viii) Under the terms of such Ground Lease and/or in any writing included in the related Asset File, including any estoppel or consent letter received by the holder of the Commercial Mortgage Loan from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award allocable to ground lessee’s interest (other than a de minimis amount for minor casualties in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the holder of the Commercial Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Commercial Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Commercial Mortgage Loan).

(ix) Provided that the holder of the Commercial Mortgage Loan cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with holder of the Commercial Mortgage Loan upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(x) The Ground Lease does not place commercially unreasonable restrictions on the identity of the holder of the Commercial Mortgage Loan, and the Ground Lease is assignable to the holder of the Commercial Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with such Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Commercial Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor.

(xi) There are no commercially unreasonable restrictions on the subletting of such Mortgaged Property in such Ground Lease.

(xii) In the case of a total or substantially total taking or loss, under the terms of such Ground Lease and/or in any writing included in the related Asset File, including any estoppel or consent letter received by the holder of the Commercial Mortgage Loan from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award allocable to ground lessee’s interest (other than a de minimis amount for minor casualties in respect of a total or substantially total loss or taking) in respect of a total or substantially total taking or loss to the extent not applied to the repair or restoration of all or part of the related Mortgaged Property, with the holder of the Commercial Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, will be applied first to the payment or defeasance of the outstanding principal balance of the Commercial Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Commercial Mortgage Loan).

(hhh) The Mortgagor under such Commercial Mortgage Loan is not an Affiliate of Seller.

(iii) Except as disclosed in the Summary Diligence Materials delivered to the Buyer and previous intercompany transfers, no Commercial Mortgage Loan has been acquired by an Affiliate of Seller other than a direct parent of Seller.

(jjj) The Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except as disclosed in writing to Buyer, no Commercial Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Commercial Mortgage Loan that is also a Purchased Asset.

(kkk) Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Commercial Mortgage Loans.

(lll) There exists as part of the related Asset File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Title Exceptions, to Seller’s knowledge, each related Assignment of Leases creates a valid collateral assignment of, or a valid lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the exceptions in paragraph (m). The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Commercial Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(mmm) To Seller’s knowledge, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Commercial Mortgage Loan, the related Commercial Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Commercial Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than 200% of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Asset File (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(nnn) Pursuant to the terms of the Commercial Mortgage Loan documents, Seller satisfied any transfer conditions or requirements (or such conditions or requirements were validly waived by any requisite parties) in the Commercial Mortgage Loan documents with respect to the pledge of the Commercial Mortgage Loan to the Buyer and the transfer of the Commercial Mortgage Loan to Buyer.

(ooo) Except as set forth on the Schedule of Exceptions, all post-closing obligations due under the Commercial Mortgage Loan have been satisfied.

(ppp) If the related Commercial Mortgage Loan is floating rate, then Seller has obtained an interest rate protection agreement in the form of a cap with respect to the related Commercial Mortgage Loan, in form and substance acceptable to Buyer.

(qqq) [reserved]

(rrr) To Seller’s knowledge, at all times throughout the term of the Purchased Asset, including after giving effect to any transfers permitted pursuant to the related Commercial Mortgage Loan documents, (a) none of the funds or other assets of any Mortgagor, guarantor or other indemnitor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the Purchased Asset made by the related originator is or would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in any Mortgagor, guarantor or other indemnitor, with the result that the Purchased Asset is or would be in violation of law, and (c) none of the funds of any Mortgagor or guarantor or other indemnitor shall be derived from any unlawful activity with the result that the Purchased Asset is or would be in violation of law. No Mortgagor, guarantor or other indemnitor is (or will be) a Person with whom Seller is restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury of the United States of America (“OFAC”) (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and no such Mortgagor, guarantor or other indemnitor is or shall knowingly engage in any dealings or transactions with such Persons.

(sss) The Asset File delivered by Seller with respect to such Commercial Mortgage Loan (i) represents a true and correct copy of the documents contained therein and each Purchased Asset Schedule, together with all other information contained therein prepared by Seller or its respective Affiliates and delivered by Seller to Buyer immediately prior to the Purchase Date, (ii) is true and correct, (iii) conforms in all material respects to the Summary Diligence Materials previously provided to Buyer and pursuant to which Buyer has elected to enter into the Transaction, and (iv) constitutes all material loan documents evidencing and/or securing the Commercial Mortgage Loan and the Commercial Mortgage Loan documents have not been materially amended or modified except as set forth in the Commercial Mortgage Loan documents contained in the Asset File delivered by Seller.

SCHEDULE 1(b)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED ASSETS CONSISTING OF PARTICIPATION INTERESTS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Participation Interest, that as of the Purchase Date and as of each date while the Program Agreements and the related Transaction hereunder is in full force and effect, except as set forth on the Schedule of Exceptions, the following are true and correct in all material respects. With respect to those representations and warranties which are made to the knowledge of Seller or to the best of Seller’s knowledge or if there is any limitation as to the scope any representation by a knowledge qualifier, if it is discovered by either Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding the lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) The representations and warranties with respect to the related Commercial Mortgage Loan set forth on Schedule 1(a) (other than those contained in subsections (d), (i), (j), (o), (p) and (nnn) thereof) are true and correct in all material respects.

(b) The Participation Interest is a performing senior or pari passu participation interest in a performing Commercial Mortgage Loan evidenced by a Participation Certificate.

(c) Seller has good and marketable title to, and is the sole owner and holder of, such Participation Interest, Seller is transferring such Participation Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Interest, other than the first priority security interest of Buyer granted pursuant to this Agreement, and no Participation Interest document is subject to any assignment, participation, or pledge.

(d) To Seller’s knowledge, no default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Participation Interest in respect of the related Mortgaged Property and Commercial Mortgage Loan (as applicable) and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest.

(e) To Seller’s knowledge, no (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Interest, the related Commercial Mortgage Loan or any other obligation of the owner of the Mortgaged Property, (ii) material non-monetary default, breach or violation exists with respect to such Participation Interest, the related Commercial Mortgage Loan, or any other obligation of the owner of the Mortgaged Property, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(f) None of the Participation Interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is Investment Property, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset. None of the Mortgage Loan documents for the Participation Interest consists of Instruments. For purposes of this paragraph (f), capitalized terms undefined in this Agreement have the meaning given to such term in the Uniform Commercial Code.

(g) No issuer of the Purchased Asset, no co-participant and no Mortgagor related to any Mortgage Loan, is a debtor in any state or federal bankruptcy or insolvency proceeding.

(h) The Mortgagor under the related Mortgage Loan is not an Affiliate of Seller.

(i) To Seller’s knowledge, there is no material default, breach, or violation existing under the related Participation Interest documents, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, or violation, provided, however, that this representation and warranty does not cover any default, breach, or violation that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Schedule 1(b). Pursuant to the terms of the related Participation Interest documents no Person or party other than the holder of such Participation Interest or an Affiliate of Seller may declare any event of default under such Participation Interest documents.

(j) Seller has full right, power and authority to sell and assign such Participation Interest and such Participation Interest, the related Commercial Mortgage Loan, and any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(k) Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Participation Agreement, to Seller’s knowledge, no consent or approval by any Person is required in connection with (i) Seller’s sale, and Buyer’s acquisition of, such Participation Interest, (ii) Buyer’s exercise of any rights or remedies in respect of such Participation Interest or (iii) Buyer’s sale, pledge or other disposition of such Participation Interest. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind with respect to the Participation Interest, and no other impediment exists to any such transfer or exercise of rights or remedies.

(l) The Asset File delivered by Seller with respect to such Participation Interest (i) represents a true and correct copy of the documents contained therein and each Asset Schedule, together with all other information contained therein prepared by Seller or its respective Affiliates and delivered by Seller to Buyer immediately prior to the Purchase Date, (ii) is true and correct, (iii) conforms in all material respects to the Summary Diligence Materials previously provided to Buyer and pursuant to which Buyer has elected to enter into the Transaction, and (iv) constitutes all material documents evidencing and/or securing such Participation Interest and such documents have not been materially amended or modified except as set forth in the documents contained in the Asset File delivered by Seller.

SCHEDULE 2
AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Name: RAIT CRE Conduit I, LLC	Address: c/o RAIT Financial Trust Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104-2870
Telephone: 215-243-9000
Facsimile: 215-405-2945

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

GUARANTOR NOTICES

Name: RAIT Financial Trust	Address: Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104-2870
Telephone: 215-243-9000
Facsimile: 215-405-2945

GUARANTOR AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Guarantor under this Agreement:

Name	Title	Signature

BUYER NOTICES

Name: Column Financial, Inc.	Address: 11 Madison Avenue New York, New York 10010
Telephone: 212-325-7944
Email:
teresa.zien@credit-suisse.com

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature

Teresa Zien Michael Dryden Faisal Ashraf	Vice President Vice President Vice President

EXHIBIT A

FORM OF TRANSACTION REQUEST AND CONFIRMATION

______, 20[__]

Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Attention: Teresa Zien
Re:
Master Repurchase Agreement dated as of December 14, 2012, as amended, (the “Agreement”) by and among Column Financial, Inc.
(the “Buyer”), RAIT CRE Conduit I, LLC (the “Seller”) and RAIT
Financial Trust (the “Guarantor”).

Ladies and Gentlemen:

Pursuant to Section 3 of the Agreement, the Seller hereby requests that the Buyer enter into a Transaction with the Buyer to purchase the Eligible Assets listed on the Purchased Asset Schedule attached hereto as Annex 1 in accordance with the Agreement.

In connection with this Transaction Request and Confirmation, the undersigned hereby certifies that: (i) each of the Transaction conditions precedent set forth in Section 10 of the Agreement has been satisfied as of the date hereof, or will be satisfied at least one (1) Business Day prior to the proposed Purchase Date; (ii) attached hereto as Annex 2 is the Purchase Closing Statement for the Eligible Asset; and (iii) attached hereto is (x) the Summary Diligence Materials relating to the Eligible Asset described on Annex 3 hereto, and (y) with respect to the Eligible Asset, a Preliminary Date Tape containing the data fields set forth in Exhibit B to the Agreement.

With respect to the representations and warranties of the Seller made pursuant to Section 13 of the Agreement and Schedule 1 thereto, the Seller hereby informs the Buyer of the exceptions to such representations and warranties, if any, set forth on Annex 4 hereto.

Seller hereby acknowledges that this Transaction Request and Confirmation shall not be binding upon Buyer unless and until Buyer has countersigned this Transaction Request and Confirmation and delivered it to Seller.

All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Agreement. The Agreement is incorporated by reference into this Transaction Request and Confirmation, and is made a part hereof as if it were fully set forth herein and as evidenced hereby until all amounts due in connection with this Transaction are paid in full.

RAIT CRE CONDUIT I, LLC,

a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation,

its general partner

By:
Name:
Title:

Buyer hereby agrees to purchase the Eligible Assets set forth in this Transaction Request and
Confirmation pursuant to the provisions of the Agreement and the terms hereof.

With respect to the representations and warranties of the Seller made pursuant to Section 13 of the Agreement and Schedule 1 thereto, the Buyer hereby acknowledges and consents to the exceptions to such representations and warranties, if any, set forth on Annex 4 hereto.

Agreed and Accepted:
COLUMN FINANCIAL, INC.
By: Name: Title:

Annex 1 to Exhibit A

PURCHASED ASSET SCHEDULE1

	Property Name	Name of Borrower	Proposed Purchase Date	Asset Class[2]	Asset Type	Original Unpaid Principal Amount of Eligible Asset	Current Unpaid Principal Amount of Eligible Asset	Current Market Value	Maximum Purchase Price Percentage	Asset Value	Future Funding Obligation, if any	Effective Purchase Price Percentage	Purchase Price	Pricing Rate	Repurchase Date, if any

TOTAL

Annex 2 to Exhibit A

PURCHASE CLOSING STATEMENT

Column Financial, Inc.

Date [_____]

SOURCES OF CASH:

[ELIGIBLE ASSETS]		$[ ]
Net proceeds to:	TOTAL:	$[ ]

Account Name:	[ ]
Bank Name:	[ ]
Bank City/State:	[ ]
ABA #:	[ ]
Beneficiary Acct #:	[ ]
Reference:	[ ]
Contact Name/Number:	[ ]

Annex 3 to Exhibit A

SUMMARY DILIGENCE MATERIALS

For Commercial Mortgage Loans:

1.	Underwriting

2.	Appraisal

3.	Engineering

4.	Environmental

5.	Current Financial Statements

6.	Current Rent Roll

7.	Closing Binder

For Participation Interests:

1. Underwriting

2. Appraisal

3. Engineering

4. Environmental

5. Current Financial Statements

6. Current Rent Roll

7. Closing Binder

8. Documents Evidencing Participation Agreement

9. Participation Certificate (if any)

Annex 4 to Exhibit A

EXCEPTIONS TO SCHEDULE 1 REPRESENTATIONS AND WARRANTIES

EXHIBIT B

FORM OF CLOSING DATA TAPE

1.	Loan Number

2.	Project—Name

3.	Loan—Number

4.	Seller

5.	Property—Address

6.	City

7.	State

8.	Zip—Code

9.	Property—Type

10.	Year—Built

11.	#of Properties

12.	Year Renovated

13.	Occupancy

14.	Date—Occupancy

15.	Units/Pads/Rooms

16.	NRSF

17.	Appraisal Value

18.	Appraisal Date

19.	Cross Collateralized

20.	Cross—Defaulted

21.	Original—Balance

22.	Current—Balance (at cut-off)

23.	Current—Participated—Balance (at cut-off)

24.	Position in Capital Structure

25.	First Mortgage Balance Collateral

26.	Subordinate Balance Collateral

27.	Closed

28.	Funding—Date

29.	First—Pay—Date

30.	Rate

31.	Spread Index

32.	Monthly Debt Service

33.	Loan—Type

34.	Interest—Rate—Cap

35.	Future additional debt

36.	Remaining I/O Terms (months)

37.	Note Rate At Cut-off

38.	Interest Accrual Method Code

39.	Prepayment Terms Description

40.	First Rate Adjustment Date

41.	First Payment Adjustment Date

42.	Lifetime Rate Floor

43.	Periodic Rate Increase Limit

44.	Periodic Rate Decrease Limit

45.	Payment Frequency

46.	Maturity Date At Cut-off

47.	Last Extended Maturity Date

48.	Exit Fee

49.	Ownership—Interest

50.	Ground Lease (Y/S/N)

51.	Cross-Collateralized Loan Grouping

52.	Lien—Position

53.	Fixed or Floating

54.	Subordinate Debt

55.	Loan—Purpose SPE

56.	Lockbox

57.	Escrows

58.	Actual—NOI

59.	Actual NOT Period (eg t-12 3/31/2013 etc)

60.	UW—NOI

61.	UW date based on

62.	UW—Resv

63.	UW—NCF

64.	UW—NDSC

65.	UW DY

66.	Lockout Expiration Date

67.	OriginalTerm

68.	AmortTerm

69.	Rem—Term

70.	Rem—AmTerm

71.	CLTV (Combined LTV all debt)

72.	BLTV (Senior debt LTV)

73.	Recourse Loan

74.	Recourse to:

75.	Recourse Provider Net Worth

76.	Sponsor (Current)

77.	Sponsor Net Worth

78.	Loan Revised//Amended YorN

79.	Property or loan transferred YorN

80. Transfer Date(if applicable)EXHIBIT C-1

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that RAIT CRE Conduit I, LLC (“Seller”) hereby irrevocably constitutes and appoints Column Financial, Inc. (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated or modified) dated December 14, 2012 and currently held by Buyer (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;

(d) for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole good faith discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole good faith discretion;

(e) for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING REASONABLY RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this        day of December, 2012.

RAIT CRE CONDUIT I, LLC,

a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

STATE OF )
	)	ss.:
COUNTY OF	)

On the        day of December, 2012 before me, a Notary Public in and for said State, personally appeared       , known to me to be      of RAIT General, Inc., the general partner of RAIT Partnership, L.P., the sole member and manager of RAIT CRE Conduit I, LLC, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires ________________________________

EXHIBIT C-2

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that RAIT Partnership, L.P. (“Servicer”) hereby irrevocably constitutes and appoints Column Financial, Inc. (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Servicer and in the name of Servicer or in its own name, from time to time in Buyer’s discretion:

(a) in the name of Servicer, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated or modified) dated December 14, 2012 and currently held by Buyer (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Servicer with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Servicer’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Servicer might do;

(d) for the purpose of carrying out the transfer of servicing with respect to the Assets from Servicer to a successor servicer appointed by Buyer in its sole good faith discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Servicer hereby gives Buyer the power and right, on behalf of Servicer, without assent by Servicer, to, in the name of Servicer or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole good faith discretion;

(e) for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Servicer hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Servicer also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SERVICER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING REASONABLY RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF Servicer has caused this Power of Attorney to be executed and Servicer’s seal to be affixed this        day of December, 2012.

RAIT PARTNERSHIP, L.P.

By: RAIT General, Inc., its general partner

By:
Name:
Title:

STATE OF )
	)	ss.:
COUNTY OF	)

On the        day of December, 2012 before me, a Notary Public in and for said State, personally appeared       , known to me to be      of RAIT GENERAL, INC., the general partner of RAIT PARTNERSHIP, L.P., the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires ________________________________

EXHIBIT D

FORM OF CUSTODIAL DELIVERY LETTER

On this [      ] day of [      ], 2012, RAIT CRE Conduit I, LLC (“Seller”), as the Seller under that certain Master Repurchase Agreement, dated as of December 14, 2012 (as amended from time to time the “Repurchase Agreement”) among the Seller, RAIT Financial Trust (“Guarantor”) and Column Financial, Inc. (“Buyer”), does hereby deliver to Wells Fargo Bank, N.A. (“Custodian”), as custodian under that certain Custodial Agreement, dated as of December 14, 2012, as amended from time to time, among Buyer, Seller and Custodian, the Asset Files with respect to the Purchased Assets to be pledged to Buyer pursuant to the Repurchase Agreement, which Purchased Assets are listed on the Asset Schedule attached hereto and which Purchased Assets shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Asset Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Asset Files to ascertain delivery of the documents pursuant to the Custodial Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

[1]	Any Purchased Asset Schedule attached electronically to any Transaction Request and Confirmation shall be attached as a “pdf” file.

2 [Commercial Mortgage Loan] [Participation Interest]

IN WITNESS WHEREOF, Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

RAIT CRE CONDUIT I, LLC,

a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation,

its general partner

By:
Name:

Title: _____________________________EXHIBIT E

RESERVED

EXHIBIT F

RESERVED

EXHIBIT G

FORM OF SERVICER NOTICE, PLEDGE AND REDIRECTION LETTER
[Date]

[      ], as Servicer
[      ]
[      ]
[      ]
Attention: [      ]

Re: Master Repurchase Agreement, dated as of December 14, 2012 (the “Repurchase Agreement”), by and among RAIT CRE Conduit I, LLC (the “Seller”), RAIT Financial Trust (the “Guarantor”), and Column Financial, Inc. (the “Buyer”).

Ladies and Gentlemen:

[      ] (the “Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain Servicing Agreement between the Servicer and Seller. Pursuant to the Repurchase Agreement, the Servicer is hereby notified that Seller has pledged to Buyer certain assets which are serviced by Servicer which are subject to a security interest in favor of Buyer.

Section 1. Servicing Rights and Grant of Security Interest. (a) Servicer hereby agrees that in order to further secure the Obligations under the Repurchase Agreement, Servicer hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of its Servicing Rights related to the Purchased Assets and all proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

(b) The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(c) Buyer shall have all rights and remedies hereunder with respect to Servicing Rights relating to the Purchased Assets as are set forth in the Repurchase Agreement.

(d) In addition, subject to the Servicing Agreement, Servicer hereby acknowledges that the Buyer has purchased the Purchased Assets on a servicing released basis and Buyer shall have the same rights and remedies with respect to the Servicing Rights as it has with respect to the Repurchase Assets under the Repurchase Agreement.

(e) Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby. Furthermore, the Servicer hereby authorizes Buyer to file financing statements relating to the security interest set forth herein, as Buyer, at its option, may deem appropriate.

(f) Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Repurchase Agreement or security interest hereunder and notice or proof of reliance by Buyer upon this Servicer Notice, Pledge and Redirection Letter. Servicer hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or Servicer with respect the Obligations.

Section 2. Act as Servicer. Seller hereby notifies and instructs the Servicer that upon receipt of a Notice of Servicer Termination Event (as defined below) the Servicer is hereby authorized and instructed to remit any and all amounts which would be otherwise payable to Seller with respect to the purchased asset subject to the Repurchase Agreement as identified by Buyer in connection with the Notice of Servicer Termination Event on the schedule attached hereto (the “Purchased Asset”) to Buyer in accordance with the following applicable wire instructions:

Column Financial
Bank of New York
New York, NY
Account No. 890-1140-821
ABA No. 021000018
Account Name: Column Financial, Inc.
Attention: Credit Suisse CMBS Operations

Upon receipt of a notice of (i) the occurrence and during the continuation of any Event of Default under the Repurchase Agreement, (ii) the occurrence and during the continuation of an event of default under the Servicing Agreement (beyond any and all applicable periods of notice and cure), or (iii) a downgrade of Servicer by Morningstar, Inc. to a rating below “CS3” or by Standard & Poor’s Ratings Services to a rating below “Average” (any of clauses (i), (ii), or (iii) a “Servicer Termination Event”, and such notice, a “Notice of Servicer Termination Event”) from Buyer in which Buyer shall identify the Purchased Assets, the Servicer shall segregate all amounts collected on account of such Purchased Assets, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Following such Notice of Servicer Termination Event, Servicer shall follow the instructions of Buyer exclusively notwithstanding any requirements for Seller instructions or Seller consent set forth in the Servicing Agreement, and shall deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer.

Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Notice of Servicer Termination Event delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Servicer Termination Event.

Upon the occurrence and during the continuation of any Servicer Termination Event, Buyer shall have the right to immediately terminate the Servicer’s right to service the Purchased Assets without payment of any penalty or termination fee. Seller shall cooperate and shall use its best efforts to cause Servicer to cooperate in transferring the servicing of the Purchased Assets to a successor Servicer appointed by Buyer in its sole good faith discretion.

Upon the occurrence of a downgrade of the Servicer by (a) Morningstar, Inc. to (i) a forecast of “unfavorable” or “evolving”, (ii) an alert of “unfavorable” or “evolving” or (iii) a rating below “CS3”, or (b) Standard & Poor’s Ratings Services to (i) a creditwatch of “negative” or “developing”, (ii) a ratings outlook of “negative” or “developing” or (iii) a rating below “Average”, Buyer shall have the right, but not the obligation, in its sole good faith discretion to appoint a Backup Servicer. Servicer shall cooperate in (i) immediately providing Backup Servicer with copies of all Asset Files and Records in the possession of Servicer, and (ii) complying with all document and information requests of Buyer and Backup Servicer.

This Servicer Notice, Pledge and Redirection Letter shall not be modified, waived, revoked or terminated without the prior written consent of Buyer.

Section 3. Counterparts. This Servicer Notice, Pledge and Redirection Letter may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Servicer Notice, Pledge and Redirection Letter in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Servicer Notice, Pledge and Redirection Letter.

Section 4. Entire Agreement; Severability. This Servicer Notice, Pledge and Redirection Letter shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 5. Governing Law; Jurisdiction; Waiver of Trial by Jury. (a) THIS SERVICER NOTICE, PLEDGE AND REDIRECTION LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) SELLER AND SERVICER EACH HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. SERVICER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c) SELLER AND SERVICER HEREBY WAIVES TRIAL BY JURY.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following addresses: Eleven Madison Avenue, New York, New York 10010; Attention: Legal Department; Facsimile: (917) 326-8433.

Very truly yours,

RAIT CRE CONDUIT I, LLC,
a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

COLUMN FINANCIAL, INC., as Buyer By:
Title:
Telephone:
Facsimile:
ACKNOWLEDGED AND AGREED:

[ ], as Servicer
By:
Title:
Telephone:
Facsimile:

EXHIBIT H

RESERVED

EXHIBIT I
RESERVEDEXHIBIT J

FORM OF DISTRIBUTION WORKSHEET

1.	Trading Account

2.	Security Number

3.	Loan #

4.	Asset Name

5.	Asset Type

6.	Start Date

7.	End Date

8.	Days of Interest Applied

9.	Pricing Rate

10.	All-in Rate

11.	Current Advanced Amount

12.	Total Interest Due

13.	Total Interest Received w/ Loan Payment

EXHIBIT K

FORM OF SERVICING REPORT

1.	Loan Number

2.	Position

3.	Borrower Name

4.	UPB

5.	Late Charge Balance

6.	Next Payment Date

7.	Current DSCR March 31, 20[ ]

8.	Identified Problems with Servicer’s Inspections

9.	Tenant Occupying > 25% has vacated or has not given notice of extension during extension period

10.	Borrower, or affiliate, subject to Bankruptcy

11.	If Yes to Bankruptcy, provide details

12.	Maturity Date

13.	Asset subject to Litigation

14.	Reserve! Type

15.	Reserve1 Balance

16.	Reserve1 Qualify for Release

17.	Reserve2 Type

18.	Reserve2 Balance

19.	Reserve2 Qualify for Release

20.	Reserve3 Type

21.	Reserve3 Balance

22.	Reserve3 Qualify for Release

23.	Subject to Significant Covenant Violation

24.	Material Defaults

25.	Material Damage to Property

26.	Borrower is 30 days or more Delinquent on Payment

27.	Minimum Escrow Pmts/Balances have not been remitted or maintained

28.	Criteria Requiring creation of springing Lockbox has occurred

29.	Trigger of reserves, provide details

30.	Trigger of recourse, provide details

31.	Comments

EXHIBIT L

COMPETITORS

1.	Starwood Capital Group

2.	Colony Capital, LLC

3.	Crexus Investment Corp.

4.	Northstar Capital, LLC

5.	Ares Capital Corporation

6.	Apollo Commercial Real Estate Finance, Inc.

7.	Basis Real Estate Capital

8.	Five Mile Capital Partners

9.	Ladder Capital

10.	Resource America, Inc.

11.	Lubert-Adler

12.	LNR Partners, LLC or LNR Property LLC

13.	CW Capital

14.	Archetype Mortgage Capital

EXHIBIT M

FORM OF SECTION 11(E) CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement dated as of December 14, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among RAIT CRE Conduit I, LLC (the “Seller”), RAIT Financial Trust (the “Guarantor”), and Column Financial, Inc. (the “Buyer”). Pursuant to the provisions of Section 11(e) of the Agreement, the undersigned hereby certifies that:

1.	It is a natural individual person, treated as a corporation for U.S. federal income tax purposes, disregarded for federal income tax purposes (in which case a copy of this Section 11(E) Certificate is attached in respect of its sole beneficial owner), or treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.	It is the beneficial owner of amounts received pursuant to the Agreement.

3.	It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.	It is not a 10-percent shareholder of the Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5.	It is not a controlled foreign corporation that is related to the Seller within the meaning of section 881(c)(3)(C) of the Code.

6.	Amounts paid to it under the Agreement and any other Program Agreements (as defined in the Agreement) are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]
By:
Title:
Date:

EXHIBIT N

FORM OF NOTICE TO MORTGAGOR

[__________]

[Name of Borrower]
[Address]
[ ]
Fax:
Phone:
[Name of Borrower]
[Address]
[ ]
Fax:
Phone:
Re:	Transfer of Loan

Ladies and Gentlemen:

We hereby notify you that your loan has been transferred to Column Financial, Inc. and        will be the servicer of your loan. As such all future payments shall be made to the following account:

Wire Instructions:
Account #:
Account Name:
Attention:
Reference:

Please send all questions and correspondence to the following address:

[ ]

Very truly yours,

RAIT CRE CONDUIT I, LLC,
a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland

corporation, its general partner

By:
Name:

Title: ___________________________EXHIBIT O

REQUEST FOR REPURCHASE AND CONFIRMATION

[DATE]
To:	Column Financial, Inc.

11 Madison Avenue
New York, New York 10010
Attention: Teresa Zien
Fax Number:	(212) 325-8717

Re: Master Repurchase Agreement dated as of December 14, 2012, as amended, (the “Agreement”) by and among Column Financial, Inc. (the “Buyer”), RAIT CRE Conduit I, LLC (the “Seller”), and RAIT Financial Trust (the “Guarantor”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

In connection with the Purchased Assets currently subject to a Transaction under the Agreement, we request the repurchase of those certain Purchased Asset(s) described on Schedule A attached hereto and release of any and all liens placed by Buyer thereon.

Reason for Requesting Repurchase (check one):

1.	The underlying borrower with respect to the Purchased Asset has repaid/is repaying in full.
2.	The Seller will reconstitute/restructure the Purchased Asset. Explain:
3.	The Purchased Asset is in foreclosure or UCC sale proceedings.
4.	The Seller is amending the underlying asset documents of the Purchased Asset.
5.	Other. Explain:

Seller acknowledges that this Request for Repurchase and Confirmation is not binding upon Buyer unless and until Buyer has countersigned this Request for Repurchase and Confirmation and delivered it to Seller.

RAIT CRE CONDUIT I, LLC,

a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation,

its general partner

By:
Name:
Title:

Buyer hereby releases all right, interest, lien or claim of any kind with respect to the Purchased Asset(s) listed on the attached Schedule A, such release to be effective [upon      ] [and upon receipt by Buyer of immediately available funds in an amount equal to $[      ] (the “Proceeds”), in accordance with the following wire instructions:

Column Financial
Bank of New York

New York, NY
Account No. 890-1140-821
ABA No. 021000018
Account Name: Column Financial, Inc.
Attention: Credit Suisse CMBS Operations]

Accepted and Approved:
COLUMN FINANCIAL, INC., Buyer
By:

Name: Title:

SCHEDULE A

Seller requests to Repurchase the following Purchased Asset(s):

1.	[ ]